As filed with the Securities and Exchange Commission on August 2, 2004.

Registration No. 333-115353

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BEACON FINANCIAL FUTURES FUND, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER DOCUMENT)

Delaware	6799	20-0963234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification code number)	(I.R.S. Employer Identification number)

c/o Beacon Management Corporation (USA) 47 Hulfish Street Princeton, New Jersey 08542 (609) 924-5395	Mark S. Stratton c/o Beacon Management Corporation (USA) 47 Hulfish Street Princeton, New Jersey 08542 (609) 924-5395
(Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent for Service)

Copies to:

Jeffry M. Henderson, Esq.

Douglas E. Arend, Esq.

Henderson & Lyman

175 West Jackson Boulevard

Suite 240

Chicago, Illinois 60604

(312) 986-6960

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units of Limited Partnership Interest in The Beacon Financial Futures Fund, L.P.	100,000 units	$1,000	$100,000,000	$12,670

(1)	Offering price and registration fee based upon the initial offering price per unit of $1,000, in accordance with Rule 457(d).

THE BEACON FINANCIAL FUTURES FUND, L.P.

CROSS REFERENCE SHEET

Item No.	Registration Item	Location In Prospectus
1.	Forepart of the Registration Statement and Outside Cover Page of Prospectus	Facing Page; Front Cover
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Table of Contents
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Description of Charges; Use of Proceeds; The General Partner; The Clearing Brokers
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Plan of Distribution
6.	Dilution	Not Applicable
7.	Selling Security Holders	Not Applicable
8.	Plan of Distribution	Plan of Distribution
9.	Description of Securities to be Registered	The Limited Partnership Agreement
10.	Interests of Named Experts and Counsel	Not Applicable
11.	Information with Respect to the Registrant	Litigation; The Trading Advisor
	(a) Description of Business	Summary; Risk Factors; Use of Proceeds; The Trading Advisor; The Futures, Options on Futures and Forwards Markets; The Limited Partnership Agreement
	(b) Description of Property	Not applicable
	(c) Legal Proceedings	Litigation
	(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Not applicable
	(e) Financial Statements	Financial Statements
	(f) Selected Financial Data	Not applicable
	(g) Supplementary Financial Information	Not applicable
	(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition and Results of Operations
	(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
	(j) Quantitative and Qualitative Disclosures About Market Risk	Risk Factors
	(k) Directors and Executive Officers	The General Partner
	(l) Executive Compensation	Summary; Conflicts of Interest; Fiduciary Responsibility, Description of Charges; Risk Factors; The Trading Advisor; The General Partner; The Clearing Brokers
	(m) Security Ownership of Certain Beneficial Owners and Management	The General Partner; Independent Auditor’s Report
	(n) Certain Relationships and Related Transactions	Summary; Risk Factors; Conflicts of Interest; Fiduciary Responsibility; Description of Charges; The Trading Advisor; The Clearing Brokers; The General Partner
12.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Fiduciary Responsibility and Liability

EXPLANATORY STATEMENT

The Prospectus contained in this Registration Statement relates to 100,000 units of Limited Partnership Interest of The Beacon Financial Futures Fund, L.P.

Prospectus

THE BEACON FINANCIAL FUTURES FUND, L.P.

Maximum 100,000 Units of Limited Partnership Interest

Minimum 5,000 Units of Limited Partnership Interest

The Beacon Financial Futures Fund, L.P. is a newly formed partnership organized to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options on futures contracts and forward contracts. You may purchase units of limited partnership interest initially for $1,000 per unit until the partnership sells 1,000 units and begins trading. After trading commences, you may purchase units as of the last day of each month, provided that your subscription has been accepted at least seven business days before the end of the month, at a purchase price equal to 100% of the net asset value per unit on the date of purchase. The minimum initial subscription per investor is $5,000 ($2,000 for IRA and qualified retirement accounts). There is no minimum for additional subscriptions, except that subscriptions must be in multiples of $1,000.

Uhlmann Price Securities, LLC as selling group manager is offering the units on a “best efforts” basis without any obligation to purchase units. The selling group manager must sell a minimum of 1,000 units ($1,000,000) before trading will commence, and the offering will terminate on December 31, 2004, if the minimum has not been reached. In that event, money tendered by subscribers will be returned without penalty together with interest, if any. Before the minimum has been reached, Mellon Bank, Pittsburgh, Pennsylvania will hold subscription funds in escrow until they are transferred to the partnership. After the minimum has been reached, the funds will be held in a special subscription account until each monthly closing date.

These are speculative securities. You could lose all or substantially all of your investment in the partnership. Read this prospectus carefully and consider the “ risk factors” section beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offer and sale of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

No selling commissions are deducted from the proceeds of the offering. Instead, the general partner has agreed to pre-pay the first year’s service fee of up to $30 per unit, including a reallowance to selling agents, and be reimbursed monthly over a 12 month period for such advance.

Selling Group Manager:

UHLMANN PRICE SECURITIES, LLC

141 West Jackson Boulevard, Suite 1340A

Chicago, Illinois 60604

(312) 264-4400

August 2, 2004

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

You should carefully consider whether your financial condition permits you to participate in a commodity pool. In so doing, you should be aware that futures and options trading can quickly lead to large losses as well as gains. Such trading losses can sharply reduce the net asset value of the pool and consequently the value of your interest in the pool. In addition, restrictions on redemptions may affect your ability to withdraw your participation in the pool.

Further, commodity pools may be subject to substantial charges for management, and advisory and brokerage fees. It may be necessary for those pools that are subject to these charges to make substantial trading profits to avoid depletion or exhaustion of their assets. This disclosure document contains a complete description of each expense to be charged to the pool beginning at page 3 and a statement of the percentage return necessary to break even, that is, to recover the amount of your initial investment, at page 6.

This brief statement cannot disclose all the risks and other factors necessary to evaluate your participation in the commodity pool. Therefore, before you decide to participate in this commodity pool, you should carefully study this disclosure document, including a description of the principal risk factors of this investment, beginning at page7.

You should also be aware that this commodity pool may trade foreign futures or options contracts. Transactions on markets located outside the United States, including markets formally linked to a United States market, may be subject to regulations which offer different or diminished protection to the pool and its participants. Further, United States regulatory authorities may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-United States jurisdictions where transactions for the pool may be effected.

This prospectus does not include all of the information or exhibits in the partnership’s registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The partnership files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facility at 450 Fifth Street, NW, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

The partnership’s filings are posted at the SEC website at http://www.sec.gov.

BEACON MANAGEMENT CORPORATION (USA)

General Partner

47 Hulfish Street

Princeton, New Jersey 08542

(609) 924-5395

PART ONE

DISCLOSURE DOCUMENT

PART TWO

THE BEACON FINANCIAL FUTURES FUND, L.P. STATEMENT OF ADDITIONAL

INFORMATION

SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

THE PARTNERSHIP

The Beacon Financial Futures Fund, L.P., was organized as a limited partnership on April 6, 2004, in the State of Delaware. The offices of the partnership are located c/o Beacon Management Corporation (USA), Princeton, New Jersey 08542, and the partnership’s telephone number is (609) 924-5395.

The partnership’s objective is to achieve appreciation of its assets through speculative trading of futures contracts, and possibly forward and spot contracts. Investment in the partnership may provide investors an opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds.

THE GENERAL PARTNER AND TRADING ADVISOR

The general partner and trading advisor of the partnership is Beacon Management Corporation (USA), a Delaware corporation that was formed in 1982. The general partner administers the business and affairs of the partnership and is responsible for making trading decisions on behalf of the partnership. The general partner has been registered with the Commodity Futures Trading Commission as a commodity trading advisor since December 1982 and as a commodity pool operator since July 1984. It is also a member of the National Futures Association in such capacities. The general partner’s main business office is located at 47 Hulfish Street, Princeton, New Jersey 08542, and its telephone number is (609) 924-5395. As of March 31, 2004, the general partner had approximately $79 million in assets under management.

Grant W. Schaumburg Jr., age 59, is the chairman of the general partner. He has worked for the general partner and affiliated firms since 1978. He participated in management consulting work for large corporations and contract research for government agencies from 1970 to 1982. He was a partner of Comtrade Associates, a commodity trading advisor that managed futures accounts from 1980 to 1982. Mr. Schaumburg served as trading systems manager for Commodities Corporation from 1982 to 1987, and also was an associated person with that firm from 1984 to 1993. He was a founder of Mount Lucas Management Corporation and Mount Lucas Index Management Corporation, and was president of these firms from their inception through July 1999. Mr. Schaumburg is registered as a commodity trading advisor and a commodity pool operator and is a member of the NFA. Mr. Schaumburg received an AB magna cum laude from Harvard College with highest honors in applied mathematics and a PhD in economics from Harvard University.

Mark S. Stratton, age 46, is the president of the general partner. He has worked for the general partner and its affiliates since 1984, and became a principal in 1991. Mr. Stratton began his futures career in 1972 at Commodities Corporation where he was senior research associate. He was a founder of Mount Lucas Management Corporation and Mount Lucas Index Management Corporation and senior vice president of these firms from their inception through July 1999. He is responsible for operations, data processing, trading, and research, and developed the general partner’s trade simulation, trade accounting and data processing software. Mr. Stratton attended the University of Chicago.

Karen L. Zaramba, age 42, is vice president of operations for the general partner. She joined the general partner in 1999, and became a principal in July 2000. Prior to May 1990, she held several positions with Prudential Asset Management Company and Prudential Asset Sales and Syndications, subsidiaries of The Prudential Insurance Company of America, including marketing, marketing support, product development and private placement activity. From May 1990 until March 1999, she was a principal of Zaramba-Nash Financial Services, Inc., a consulting organization that she co-founded. Ms. Zaramba received a BS cum laude in Finance from Villanova University, and an MBA with concentrations in finance and international business from Seton Hall University.

Thomas J. Nash, age 59, is vice president of administration for the general partner. He joined the general partner in 1999, and became a principal in July 2000. Prior to May 1990, he held a variety of positions with The Prudential Insurance Company of America and the Prudential Asset Management Company, including assignments involving marketing, marketing support, product development, and administration. From May 1990 until March 1999, he was a principal of Zaramba-Nash Financial Services, Inc., a consulting organization that he co-founded. Mr. Nash received a BS in Marketing from Fairleigh Dickinson University, and an MBA with a concentration in finance from Seton Hall University.

John W. Fryback, age 57, is director of marketing for the general partner. He is responsible for developing and maintaining relationships with institutional clients and commodity pool operators. He joined the general partner in January 2000, and was made a principal in February 2001. Mr. Fryback has worked in the field of finance since 1971, holding various futures-related positions with Reynolds Securities, Inc. from 1976 to 1979; Elms Capital Management Corp. from 1979 to 1981; Kidder Peabody & Co. Inc. from 1981 to 1988; and Chemical Bank from 1989 to 1991. From 1991 to present, Mr. Fryback has been a registered associated person and president of Fryback Associates, Inc., a consulting firm, which markets a variety of futures products for the general partner and its affiliates as an independent contractor. Mr. Fryback is also a registered associated person of Mount Lucas Management Corporation. Mr. Fryback received a BA in business management from Indiana University.

The past trading performance of the general partner is set forth on pages 22 through 27.

Organizational Chart

This chart depicts the relationship among the various service providers of this offering. Beacon Management Corporation (USA) serves as the general partner and trading advisor for The Beacon Financial Futures Fund, L.P.

THE CLEARING BROKERS

The partnership’s clearing broker(s) are responsible for assuring that the partnership’s trades are properly processed and recorded or “cleared” by the clearinghouses affiliated with the exchanges on which the trades take place, and for holding the partnership’s funds deposited with the clearing brokers as margin for the trades. Man Financial Inc and UBS Financial Services will serve as the clearing brokers for the partnership. Man Financial or UBS Financial Services may also act as dealer on each foreign currency forward contract for the partnership.

The Price Futures Group, Inc. will act as the introducing broker for the partnership. As the introducing broker, The Price Futures Group will introduce the partnership’s futures transactions to Man Financial, in return for a portion of the clearing broker’s commission.

FEES TO BE PAID BY THE PARTNERSHIP

The partnership will pay the following fees and allocate the following amounts:

RECIPIENT	INITIAL AND ON- GOING SERVICE FEE (1)	MANAGEMENT FEE (1)	ADVISORY FEE (1)	INCENTIVE ALLOCATION	BROKERAGE COMMISSION(1)
Selling Group Manager and Selling Agents	3%(2)(3)	N/A	N/A	N/A	N/A
General Partner	N/A	2%(3)	1%(3)	20%(4)	N/A
Clearing Brokers	N/A	N/A	N/A	N/A	$10 per round turn
(1)	Included in 6.50% annual fixed asset fee and not charged separately to the partnership.
(2)	The general partner has agreed to prepay the first years service fee of up to $30 per unit, including a reallowance to selling agents, and be reimbursed monthly over a 12-month period for such advance.
(3)	Paid monthly at 1/12th of the annual rate.
(4)	Calculated monthly and allocated quarterly.

The partnership has designated Uhlmann Price Securities, LLC. (“Uhlmann Price Securities”) as selling group manager for the units. The partnership will pay a service fee of up to 3.0% that includes a reallowance of which Ulhmann Price Securities may designate some or all be paid to any selling agent it appoints. A selling agent will receive credit for any additional unit purchased by an investor to whom the selling agent originally sold a unit.

Uhlmann Price Securities and each selling agent will identify for the partnership the individual salesperson responsible for selling each unit. The general partner will cause the partnership to pay an ongoing service fee for each unit sold equal to 3.0% of the net asset value of a unit. The ongoing service fee will be based on net asset value of a unit as of the last day of the thirteenth month following sale of that unit. To be eligible to receive the ongoing service fee, the salesperson at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD and an associated person of a futures commission merchant or introducing broker registered with the CFTC. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the sales person must have entered into an agreement to provide continuing investor services to those persons who purchased units from him or her in order to continue receiving a portion of the ongoing service fee.

The partnership will pay a monthly management fee and a monthly advisory fee to the general partner based on the net asset value of the partnership as of the last day of each month, regardless of performance.

Interest income earned by the partnership, if any, will accrue to the partnership.

The partnership will make an allocation to the capital account of the general partner each quarter based on new trading profits (excluding interest income and after taking into account management fees).

The brokerage fee payable to the partnership’s clearing brokers on managed accounts will be $10.00 per round turn (including NFA, exchange and clearing fees) for transactions entered into by the partnership, which the partnership in some cases may pay on a half-turn basis. For its services as introducing broker, The Price Futures Group, Inc. will receive a portion of any of this brokerage fee paid to Man Financial. The partnership will also pay, or reimburse Man Financial if previously paid, for any give-up fees (estimated at $2.50 per round turn). Brokerage fees, give up fees and these other charges are estimated to total approximately 0.50% of net assets of the partnership per year. The general partner and Uhlmann Price Securities have agreed to pay, without reimbursement, the partnership’s organization and offering expenses.

The partnership will pay all of its continuing offering and operating expense including but not limited to legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees and extraordinary expenses, subject to overall limitations on fees described in the partnership’s limited partnership agreement. The general partner will bear any fees in excess of these limitations, as well as general and administrative expenses of the partnership not directly attributable to the partnership’s trading activities.

THE OFFERING OF UNITS

Purchase Price and Minimum Subscription

The partnership is initially offering units for $1,000 per unit until the partnership sells 1,000 units and begins trading. Afterward, the partnership will offer units on a continuous basis, and you may only purchase units as of the close of business on the last day of each month, provided that your subscription has been received at least seven business days before the end of that month, at a purchase price equal to 100% of the net asset value per unit on the date of purchase. The general partner intends to also conduct marketing efforts, including making information available on an internet website located at http://www.beacon-meka.com. The minimum initial subscription per investor is $5,000 ($2,000 for an IRA or qualified retirement plans). Additional units may be purchased in multiples of $1,000. The general partner may, in its sole discretion, reject any subscription in whole or in part.

Subscription Terms

Until the partnership sells 1,000 units, Mellon Bank, Pittsburgh, Pennsylvania, as escrow agent, will hold all subscription payments in escrow. Pending their release, the escrow agent will invest subscription payments in an account maintained by the escrow agent. Any interest earned on this account will be paid to subscribers.

If the general partner accepts your subscription, you will be paid any interest earned on your subscription payment at the same time your subscription payment is released to the partnership. If the general partner rejects your subscription, you will receive a full refund of your subscription payment, together with any interest earned on your funds while held in escrow.

After the partnership sells 1,000 units and begins trading, the partnership will hold new subscription payments in a special non-interest bearing subscription account until each monthly closing date. The partnership will not deposit funds in this account for any new investor until the partnership has accepted the investor’s subscription agreement.

WHO MAY SUBSCRIBE

Investment Considerations

You should purchase units in the partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

As provided in the partnership’s limited partnership agreement, the general partner is required to maintain the greater of (i) 1% of the total investments in the partnership by all limited partners, and (ii) $25,000, as a capital contribution to the partnership.

Financial Suitability

Unless otherwise specified in the subscription agreement under “State Suitability Requirements,” you must have either: (1) both a net worth of at least $45,000, exclusive of home, furnishings and automobiles, and an annual income of at least $45,000, or (2) a net worth of at least $150,000, exclusive of home, furnishings and automobiles. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements as shown in Exhibit C.

Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment. The general partner, the selling group manager and any selling agents appointed by the selling group manager will attempt to determine that the purchase of the units is a suitable and appropriate investment for you based on information you provide regarding your financial situation and investment objectives.

SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

•	The partnership’s trading in futures contracts, options on futures contracts and forward contracts is speculative and trading performance is expected to be volatile.

•	Futures contracts are leveraged instruments, which accentuate the trading profit or trading loss on a trade.

•	Past performance is not necessarily indicative of future results.

•	If you redeem your units within the first six months after your initial purchase (whether during the initial or continuing offering periods), you must pay a redemption charge equal to 5% of the net asset value of the units being redeemed; you will be charged a redemption fee equal to 4% on redemptions after the first six, but within the first eleven months, after your initial purchase.

•	The units will not be listed on an exchange and no other secondary market will exist for the units. Uhlmann Price Securities does not intend to solicit offers from limited partners to sell units or assist limited partners seeking to transfer their units.

•	The fixed expenses of the partnership, including selling commissions, will be substantial. To break even in the first year, the partnership would need to earn an estimated return on assets of 5.65%.

•	You will be taxed on your share of partnership income, even though the partnership may not make any distributions.

See “Risk Factors” below for a more complete description of the risks associated with an investment in the partnership.

BREAK-EVEN ANALYSIS

The following table shows the fees and expenses that you would incur on an initial investment of $5,000 in the partnership and the amount that your investment must earn to break-even after one year.

Break-even Analysis
	Dollar Amount	Percentage

Brokerage Fees(1)	$325.00	6.50%
Operating Expenses	$45.00	0.90%
Less: Interest Income	($87.50)	(1.75)%
First Twelve-Month Breakeven	$282.50	5.65%
(1)	The partnership will pay a fixed monthly fee to the general partner of 0.5417% or 6.50% annually of the partnership’s net asset value for brokerage expenses. Out of this amount, the general partner will pay all introducing, clearing, execution and give-up, floor brokerage, exchange and NFA fees, initial and on-going service fees, management fees, and any other transaction costs. The general partner will retain any balance amount.

REDEMPTIONS AND REDEMPTION CHARGES

If you redeem your units on or before the end of eleven full months following the effective date of purchase of the units being redeemed, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 5% of the net asset value at which they are redeemed; and (ii) units redeemed after six months, but on or before the end of eleven months after their effective date will be charged a redemption fee of 4% of the net asset value at which they are redeemed. There is no redemption charge for units redeemed after eleven full months from the effective date of purchase. Redemption fees will be paid to the general partner.

DISTRIBUTIONS

The general partner currently does not intend to make any distribution of partnership profits.

TAX CONSIDERATIONS

Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnership will be taxable to you.

The trading activities of the partnership, in general, will generate capital gains and losses and ordinary income. Forty percent of any trading profits on United States exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while sixty percent of these gains are taxed at your long-term capital gains tax rate. The general partner expects that the partnership’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

Your ability to deduct partnership losses allocated to you may be limited under applicable provisions of the Internal Revenue Code.

RISK FACTORS

This section describes various risks that you will face with an investment in the partnership.

TRADING AND PERFORMANCE RISKS

The partnership has no operating history. As of the date of this prospectus, the partnership had not commenced commodities activities, and its only transactions were the organization of the partnership, the initial capital contribution of the general partner into the partnership, and the preparation for this offering.

The partnership’s trading will be speculative and volatile. The rapid fluctuations in the market prices of futures contracts, options on futures contracts and forward contracts make an investment in the partnership volatile. Market volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. The partnership has not yet commenced trading activity; however, it is anticipated that the partnership will experience volatility in its performance on both a monthly and an annual basis. The partnership may suffer sudden and substantial losses from time to time and the daily value of the units will be variable and uncertain. The net asset value may change materially between the date on which you subscribe for units and the date the units are issued or the date you request a redemption and the month-end redemption date.

Futures contracts are leveraged instruments. The trading advisor for the partnership may use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

Options on futures trading can be more volatile than futures trading. The partnership may trade options on futures contracts. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can often be of greater significance in trading options on futures than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

Market illiquidity may cause less favorable trade prices. Although a trading advisor for the partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a purchase or sale occur may differ from the prices expected. This situation may occur if there is a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most United States futures exchanges have established “daily price fluctuation limits” which with certain exceptions preclude the execution of trades at prices outside of the limit. In addition, from time to time, the CFTC or the exchanges may suspend trading in the event of apparent market disruption. In these cases, it is possible that the partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

Trading on foreign exchanges may present greater risks to the partnership than trading on United States exchanges. The partnership’s trading advisor will trade on exchanges located outside the United States. Trading on United States exchanges is subject to CFTC regulation and oversight, including for example:

•	minimum capital requirements for clearing brokers;

•	regulation of trading practices on the exchanges;

•	prohibitions against trading ahead of customer orders;

•	prohibitions against filling orders off exchanges;

•	prescribed risk disclosure statements;

•	testing and licensing of industry sales personnel and other industry professionals; and

•	record keeping requirements.

Trading on foreign exchanges is not regulated by the CFTC or any other United States governmental agency. Trading on foreign exchanges may be subject to regulations that are different from those to which United States exchange trading is subject, provide less protection to investors than trading on United States exchanges and may be less vigorously enforced than regulations in the United States.

Positions on foreign exchanges are subject to the risk of exchange controls, expropriation, excessive taxation and government disruptions. The partnership could also incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other United States government agency. Because forward contracts are not traded on an exchange, no exchange or clearinghouse guarantees their performance, and the partnership is at risk as to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forward markets is not regulated, there may be less regulatory supervision of trade pricing and other trading activities in such markets. Pricing of forward contracts is also done through negotiation with the counterparty and is not standardized on a regulated exchange. It is possible that the clearing broker for the partnership may function as counterparty in such transactions.

The partnership is subject to speculative position limits. The CFTC and certain United States futures exchanges have established speculative position limits on the maximum number of futures and options on futures positions that may be held or controlled by any one person or group in particular commodities. Therefore, a trading advisor may have to reduce the size of its futures position (including those of the partnership) to avoid exceeding position limits, which could adversely affect the profitability of the partnership.

The partnership could lose assets and have its trading disrupted if a clearing broker or others become bankrupt. The partnership’s assets could be lost or impounded and trading suspended if a clearing broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings. In that event, the partnership may be limited to recovering only its pro rata share of all available customer funds segregated by the clearing broker or counterparty.

Furthermore, dealers in forward contracts and related options on futures are not regulated by the Commodity Exchange Act and are not obligated to segregate customer funds. As a result, the partnership does not have even this protection in forward contracts.

PARTNERSHIP AND OFFERING RISKS

The partnership incurs substantial charges. The partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. During the initial and continuing offering periods, these charges include selling commissions and other offering expenses. To break even, the partnership would need to earn an estimated return on assets of 5.65% per year.

An investment in the units offers limited investment liquidity. There is no secondary market for units, and if you redeem your units before you have been an investor in the partnership for six months, you must pay a redemption charge equal to 5% of the net asset value of the units being redeemed. If you redeem after six months but before the end of eleven months, you will be charged a redemption fee of 4%. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date. It is also dependent on the general partner receiving your request for redemption at least ten business days before the redemption date.

An investment in units may not diversify an overall portfolio. Because futures, forwards and options on futures have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnership can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that the partnership will perform with a significant degree of non-correlation to your other investments in the future.

The partnership relies on the general partner. The general partner cannot assure you that the trading program it employs will achieve any given level of performance or will not incur losses.

Market factors may adversely influence the trading programs. Often, the most unprofitable market conditions for the partnership are those in which prices “whipsaw,” i.e., suddenly and frequently reversing directions. In these conditions, the general partner may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

To the extent that the general partner employs trend-following techniques, the partnership may not trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be a type the systems are designed to identify. In the past there have been sustained periods without such price trends, and the general partner expects such periods to recur.

Limited partners will not be aware of changes to the trading program. Because of the proprietary nature of the general partner’s trading program, limited partners generally will not be advised if adjustments are made to the general partner’s trading program to accommodate additional assets under management or for any other reason.

The trading program is technical and does not analyze economic factors external to market price. The trading program has been developed on the basis of a technical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may very likely cause a major price movement, but the general partner would continue to maintain positions indicated by its trading methods that would incur major losses if the event proved to be adverse.

The general partner’s systematic strategy retains certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategy, which contracts to trade and method of order entry, requires judgmental input from the general partner. Discretionary decision-making may result in the general partner, making unprofitable trades when a more wholly systematic approach would not have done so.

Lack of market liquidity could adversely affect the partnership’s ability to realize profits or limit losses. In illiquid markets, the partnership could be unable to close out positions to limit losses or to take positions in order to follow trends. There are many different factors that can contribute to market illiquidity.

Unexpected market illiquidity has caused major losses for some traders in past years in such market sectors as emerging markets and mortgage-backed securities. In addition, the large size of the positions the partnership may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

Speculative position limits may alter trading decisions for the partnership. The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by a trading advisor, including the account of the partnership, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of trading decisions for the partnership or force liquidation of certain futures positions.

Trading on foreign exchanges may present different and greater risk than trading on U.S. exchanges. The partnership will trade on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, the partnership could suffer losses on its non-U.S. positions because of changes in the exchange rates between the United States dollar and the currencies in which those positions are settled. Trading on foreign exchanges also presents the additional risks of exchange controls, government confiscation of assets, taxation, government disruptions and limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange.

The general partner anticipates the partnership’s performance to be non-correlated to stocks and bonds, not negatively correlated. The general partner’s past performance has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Lehman Aggregate Bond Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the partnership to be automatically profitable during unfavorable periods for the stock and/or bond markets, or vice versa.

If the partnership does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the partnership may have no gains to offset your losses from other investments.

Increased competition among trend-following traders could reduce the partnership’s profitability. A substantial number of commodity trading advisor use technical trading systems, particularly trend-following systems, like the trading advisor’s systems. As the amount of money under the management of such systems increases, competition for execution prices may result in increased slippage that might adversely affect a trading advisor’s performance.

Partnership trading is not transparent. While a managed account receives daily trade confirmations from the clearing brokers and foreign exchange dealers, the partnership’s trading results are reported to unit-holders monthly. Accordingly, an investment in the partnership does not offer unit-holders the same transparency, i.e., an ability to review all investment positions daily, that a managed trading account offers.

Limitations on the deductibility of “investment advisory fees.” The general partner does not intend to treat the ordinary expenses of the partnership as “investment advisory fees” for federal income tax purposes. The general partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the partnership characterized as “investment advisory fees,” they would be subject to substantial restrictions on deductibility, and you would pay increased taxes in respect of your investment in the partnership and could actually recognize taxable income despite having incurred a financial loss.

TAXATION RISKS

The IRS could audit both the partnership and individual unit-holders. The IRS could audit the partnership’s tax returns and require the partnership to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

Even though the partnership does not intend to make distributions, you will be liable for taxes on your share of the partnership’s trading profits and other income. For United States federal income tax purposes, if the partnership has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnership. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from the partnership even though you will not receive current cash distributions with which to pay the taxes.

The partnership could be reclassified as a corporation for federal income tax purposes. If at least 90% of the partnership’s gross income is not “qualifying income” such as interest, dividends, gains from disposition of stock and securities, or gains from commodities transactions, the partnership may be treated as a corporation for federal income tax purposes. If the partnership were treated as a corporation, the partnership, instead of the partners, would be subject to tax on its income at the applicable corporate rates and any partnership losses would not “flow-through” to the partners. Furthermore, any distributions by the partnership to the partners, other than liquidating distributions, would generally be taxed to the partners as ordinary income and the partnership would not be entitled to a deduction for the distribution.

CONFLICTS OF INTEREST

The general partner and its affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnership.

The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnership.

The fees payable to the general partner and its affiliates were not negotiated at arm’s-length or reviewed by any independent party for fairness. The general partner will receive a management fee. In addition, the general partner may receive an incentive fee paid with respect to new net profits earned. These fees have not been negotiated at arm’s length or independently reviewed for fairness. However, the general partner believes that these fees are fair, reasonable and competitive in light of the following factors. First, the general partner is responsible for the liabilities and obligations of the partnership. Second, the general partner provides ongoing services to the partnership, including reviewing and administering the redemption and exchanges of units. The general partner is not reimbursed or otherwise compensated separately by the partnership for these obligations and services.

Notwithstanding these conflicts of interest, the general partner believes that the customer agreement and other arrangements between the partnership and the clearing brokers and between the partnership and The Price Futures Group are fair, reasonable and competitive in light of the services performed.

The terms of this offering were not subject to independent due diligence. A single law firm represents the partnership, the general partner, introducing broker and the selling group manager in connection with this offering. Therefore, terms relating to those parties were not negotiated at arm’s-length. In addition, no independent due diligence has been conducted with respect to this offering.

Affiliates of the general partner and the clearing brokers may trade for their own accounts in competition with the partnership. The general partner does not trade futures contracts or options on futures contracts for its own account. However, officers, directors and employees of the general partner, the clearing brokers, and their affiliates, principals, officers, directors and employees, may trade futures, forwards and options on futures for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnership.

Man Financial and UBS Financial Services are each large futures commission merchants, handling substantial customer business in futures contracts, options on futures contracts and forward contracts. Thus, Man Financial or UBS Financial Services may effect transactions for the account of the partnership in which the other parties to the transactions are employees or affiliates of the general partner, the trading advisor, Man Financial, UBS Financial Services or customers or correspondents of Man Financial or UBS Financial Services. These persons might also compete with the partnership in bidding on purchases or sales of futures, forwards and options on futures without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for the partnership are not executed or are executed at less favorable prices.

The customer agreement with the partnership’s clearing brokers permit actions that could result in losses or lost profit opportunity. Under the partnership’s customer agreements with the clearing brokers, all funds, futures contracts, options on futures contracts, forwards contracts, securities positions and credits carried for the partnership are held as security for its obligations to the clearing brokers; and the clearing brokers have the right from time to time to establish the margins necessary to initiate or maintain open positions.

The customer agreements also give the clearing brokers the right to close out positions, purchase futures contracts, options on futures contracts and forwards contracts, or cancel orders at any time they deem necessary for their protection, without the consent of the partnership. The clearing brokers may take these actions, for example, if prices in the futures markets are moving rapidly against the partnership’s positions and the clearing brokers are concerned that potential losses could exceed the partnership’s assets. Although unlikely, this might occur when a trading advisor believes that market conditions will change and that existing positions or trades it desires to make on behalf of the partnership would be profitable.

The general partner, its officers and directors may trade for their own proprietary accounts. The records of trading in these accounts will not be made available to you for inspection.

FIDUCIARY RESPONSIBILITY AND LIABILITY

You should be aware that the general partner has a fiduciary duty under the limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnership. The partnership’s limited partnership agreement does not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. If you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, applicable federal and state securities laws, and other applicable laws. The trading advisor also has a fiduciary duty under applicable law to the partnership.

The limited partnership agreement and the selling group manager agreement provide that the general partner, the clearing brokers, Uhlmann Price Securities (as selling group manager), any other firm selling units, and their affiliates will not be liable to the partnership or its investors for any act or omission by or on behalf of the partnership which they determine in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence. Under the limited partnership agreement, the partnership’s customer agreements with the clearing brokers and the selling group manager agreement, the partnership has agreed to indemnify and defend the general partner, the clearing brokers, Uhlmann Price Securities, any firm that acts as a selling agent (and their affiliates), against any loss, liability, damage, cost or expense (including attorneys’ and accountants’ fees and expenses) they incur which arise from acts or omissions undertaken by the partnership, including claims by investors. Payment of any indemnity by the partnership would reduce the net assets of the partnership. The partnership does not carry liability insurance covering these potential losses or indemnification exposure.

No indemnification of the general partner, Uhlmann Price Securities, any selling agent, or their affiliates by the partnership is permitted for losses, liabilities or expenses arising out of alleged violations of federal or state securities laws unless a court finds in favor of the indemnity on the merits of the claim, or a court dismisses the claim with prejudice on the merits, or a court has approved a settlement on the claim and finds that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or controlling persons of the partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as Man Financial and UBS Financial Services, and their controlling persons. Under that statement of policy, the CFTC has taken the position that whether this indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

If you have questions concerning the duties of the partnership, the general partner, Man Financial, UBS Financial Services, Uhlmann Price Securities or any additional firm selling units, you should consult your attorney.

DESCRIPTION OF CHARGES

CHARGES TO THE PARTNERSHIP

Under the NASAA Guidelines as described under NASAA GUIDELINES on page 46 below, aggregate annual fees and expenses described below may not exceed 6% of net assets per year ( 1/2 of 1% per month), excluding incentive fees, commodity brokerage fees, legal and accounting services and extraordinary expenses, but including management fees and customary and routine administrative expenses as well as periodic filing and reporting fees. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the partnership’s aggregate fees and expenses are reduced below 6% annually.

The partnership’s brokerage fees may not exceed 14% of annual net assets or 80% of published retail rates. This limitation includes brokerage fees and NFA, exchange, floor brokerage, give-up, user and clearing fees as well as any interest income retained by the clearing brokers on Treasury bills purchased for the partnership. Net assets for purposes of this limitation excludes assets not directly related to trading activity. Under its current fee structure, the partnership is estimated to pay 6.50% of net assets per year for brokerage and related transactional fees. Such fees may change in the future.

Offering and organizational expenses may not exceed 15% of aggregate subscriptions.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions or fees on transactions for the partnership.

The partnership is subject to substantial charges, all of which are described below.

SELLING GROUP MANAGER; SELLING AGENTS

The partnership has designated Uhlmann Price Securities, LLC, as selling group manager for the units. The general partner will pre-pay the first year’s service fee of up to 3% (which includes a reallowance to selling agents) out of its funds, and Uhlmann Price Securities may designate some or all of the reallowance to be paid to any other selling agent it may appoint. A selling agent will receive credit for any additional unit purchased by an investor to whom the selling agent originally sold a unit.

Uhlmann Price Securities and any selling agent will designate the individual responsible for selling each unit. The partnership will pay an on-going service fee equal to 3.0% of the net asset value of a unit. The on-going service fee will be paid at the end of each month, beginning 13 months after a unit has been issued and is outstanding. To be eligible to receive the on-going service fee, the recipient at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD and be an associated person of a futures commission merchant or introducing broker registered with the CFTC. In addition, if the recipient has left the firm that he or she was with at the time of the original sale, he or she must have entered into an agreement to provide continuing investor services to those persons who purchased units from him or her.

GENERAL PARTNER AND TRADING ADVISOR

The partnership will pay a monthly management fee, whether or not the assets of the partnership are profitable. In addition, the partnership makes an allocation to the capital account of the general partner each quarter based on new trading profits.

Management and Advisory Fees to General Partner. The partnership will pay the general partner a monthly management fee equal to 1/6th of 1% (2% annually) of the value of the partnership’s net assets at the end of the month, whether or not the partnership is profitable, and a monthly trading advisory fee equal to 1/12th of 1% (1% annually).

Incentive Allocation. The partnership will make an allocation to the capital account of the general partner each quarter based on new trading profits (excluding interest income and after taking into account management fees). The incentive allocation is 20% of new trading profits.

Trading profits means the net new profits (realized and unrealized), excluding interest income,

decreased by monthly management fees and brokerage fees that are chargeable to the net assets, with these trading profits and items of decrease determined from the end of the last period for which an incentive fee was earned. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence.

If the partnership makes an incentive allocation and the partnership fails to earn new trading profits for any subsequent period, the general partner’s capital account will retain the incentive allocation previously made. However, the partnership will not make any subsequent incentive allocation until these losses have been recovered and the partnership has again earned new trading profits.

The following is an example of the incentive allocation made by the partnership. If the partnership earns new trading profits of $1,000,000 for the period ended December 31, the partnership would make an incentive allocation of $200,000 for that period (20% of $1,000,000). If the partnership experiences a $200,000 loss in the subsequent period ending March 31, of the next year, the partnership must earn trading profits in the following quarter ending June 30, in excess of $200,000 in order for it to make an incentive allocation for that period.

CLEARING BROKERS

Brokerage Fees. Commodity brokerage fees for futures contracts, options on futures contracts and forward contracts are typically paid on the completion or liquidation of a trade and are referred to as “round turn commissions,” which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). The partnership will pay the clearing brokers a round turn commission of up to $10.00 per contract (which includes NFA, exchange and clearing fees and which the partnership in some cases may pay on a half-turn basis).

Expenses. In addition to paying a brokerage commission to the clearing brokers, the partnership will pay the clearing brokers, or reimburse them if previously paid, for give-up fees estimated at $2.50 per round turn. Brokerage fees and these other payments are estimated to total approximately 0.50% of net assets of the partnership per year and are included in the 6.50% single asset-based annual fee for all brokerage and management services.

Financial Benefits. The partnership will deposit a portion of its assets with the clearing brokers in connection with the partnership’s futures, options on futures and forwards trading, and may deposit additional assets in interest-bearing accounts with one or more financial institutions selected by the general partner. As authorized under CFTC regulations, the clearing brokers will invest a portion of the funds that the partnership deposits in CFTC-permitted securities and other instruments and will then pay a portion of the available interest to the partnership. The clearing brokers will retain the balance of any interest earned on those investments.

INTRODUCING BROKER

The Price Futures Group, Inc. will act as the introducing broker for the partnership. As the introducing broker, The Price Futures Group will introduce the partnership’s trading accounts to Man Financial in return for a portion of Man Financial’s commission.

SUBSCRIPTION AND REDEMPTION AGENT

Derivatives Portfolio Management, L.L.C., Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey, will serve as the partnership’s subscription and redemption agent as well as providing basic accounting services. While Derivatives Portfolio Management will serve in all of these capacities, this Prospectus will refer to Derivatives Portfolio Management as the subscription agent.

As the subscription agent, Derivatives Portfolio Management will process new subscriptions, add new subscribers to the list of limited partners, assign the appropriate number of units per subscription, compute the net asset value per unit and process all requests for redemptions. The subscription agent will also be responsible for both receiving funds from and disbursing funds to investors.

The subscription agent is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

EXTRAORDINARY EXPENSES

The partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which include events that are both unusual in nature and occur infrequently.

EXPENSE LIMITATIONS

To preserve its relationship with a trading advisor or the clearing broker, the general partner from time to time may increase, subject to state limits described below, the management, incentive and brokerage fees payable by the partnership. Before any such increase, the following conditions must be satisfied:

•	notice of the increase must be mailed to investors at least five business days before the last date on which a “request for redemption” must be received by the general partner;

•	the notice must describe investors’ redemption and voting rights; and

•	investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

The partnership’s fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement. These limitations include a limitation that the aggregate of the brokerage fees payable by the partnership to any clearing broker and the net excess interest and compensating balance benefits to any clearing broker, after crediting the partnership with interest, may not exceed 14% annually of the partnership’s average month-end net assets during the calendar year, subject to certain adjustments. The general partner will pay any fees and expenses in excess of these limits.

REDEMPTION CHARGES

If you redeem your units on or before the end of eleven full months following the effective date of purchase of the units being redeemed, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 5% of the net asset value at which they are redeemed; and (ii) units redeemed after six months, but on or before the end of eleven months after their effective date will be charged a redemption fee of 4% of the net asset value at which they are redeemed. There is no redemption charge for units redeemed after eleven months from the effective date of purchase. Redemption fees will be paid to the general partner.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of the partnership. The general partner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “The Risks You Face” and elsewhere in this prospectus, and unknown, that could cause the partnership’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities law, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

INTRODUCTION

As of July 30, 2004, the partnership had sold no units of limited partnership interest. The initial offering period expires upon the sale of 1,000 units. The continuing offering period commences upon termination of the initial offering period and will be ongoing.

CAPITAL RESOURCES

The partnership will raise additional capital only through the sale of units offered pursuant to the continuing offering and does not intend to raise any capital through borrowing. Due to the nature of the partnership’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

LIQUIDITY

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the partnership’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the partnership from promptly liquidating unfavorable positions and subject the partnership to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the partnership may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Other than these limitations on liquidity, which are inherent in the partnership’s futures trading operations, the partnership’s assets are expected to be highly liquid.

RESULTS OF OPERATIONS

As of July 30, 2004, the partnership had not commenced trading operations.

OFF-BALANCE SHEET RISK

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The partnership intends to trade in futures and forward contracts and may therefore become a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the partnership at the same time, and if the general partner was unable to offset such positions, the partnership could experience substantial losses. The general partner will access daily positions and profit and loss summaries for the partnership and will employ various measures to monitor draw-downs, market diversification and leverage.

In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the partnership. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

CRITICAL ACCOUNTING POLICIES—VALUATION OF THE PARTNERSHIP’S POSITIONS

The general partner believes that the accounting policies that will be most critical to the partnership’s financial condition and results of operations relate to the valuation of the partnership’s positions. The majority of the partnership’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the partnership will also be valued at published daily settlement prices or at dealers’ quotes. Thus, the general partner expects that under normal circumstances substantially all of the partnership’s assets will be valued on a daily basis using objective measures.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

Past Results Not Necessarily Indicative of Future Performance

The partnership is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the partnership’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the partnership’s main line of business.

Market movements can produce frequent changes in the fair market value of the partnership’s open positions and, consequently, in its earnings and cash flow. The partnership’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the partnership’s open positions and the liquidity of the markets in which it trades.

The partnership may rapidly acquire and liquidate both long and short positions in a wide range of different markets through the allocations it makes to trading advisors. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the partnership’s past performance is not necessarily indicative of its future results.

Capital at Risk is a measure of the maximum amount which the partnership could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the partnership’s speculative trading and the recurrence in the markets traded by the partnership of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Capital at Risk or the partnership’s experience to date (i.e., “risk of ruin”). In light of this, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the partnership’s losses in any market sector will be limited to Capital at Risk or by the partnership’s attempts to manage its market risk.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the partnership’s market sensitive instruments.

QUANTIFYING THE PARTNERSHIP’S TRADING CAPITAL AT RISK

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the partnership’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The partnership’s risk exposure in the various market sectors traded by the partnership is quantified below in terms of Capital at Risk. Due to the partnership’s mark-to-market accounting, any loss in the fair value of the partnership’s open positions is directly reflected in the partnership’s earnings (realized or unrealized).

Exchange maintenance margin requirements are expected to be used by the partnership as the measure of its Capital at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

In the case of market sensitive instruments which are not exchange-traded (which includes currencies and some energy products and metals in the case of the partnership), the margin requirements for the equivalent futures positions have been used as Capital at Risk. In those cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. Dollars with an incremental adjustment to reflect the exchange rate risk inherent to the Dollar-based partnership in expressing Capital at Risk in a functional currency other than Dollars.

In quantifying the partnership’s Capital at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Capital at Risk. The diversification effects resulting from the fact that the partnership’s positions are rarely, if ever, 100% positively correlated have not been taken into account.

THE PARTNERSHIP’S TRADING CAPITAL AT RISK IN DIFFERENT MARKET SECTORS

Since the partnership has not commenced operations as of the date of the Prospectus, it has no open positions susceptible to a Capital at Risk analysis.

MATERIAL LIMITATIONS ON CAPITAL AT RISK AS AN ASSESSMENT OF MARKET RISK

The face value of the market sector instruments held by the partnership may typically be many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the partnership. The magnitude of the partnership’s open positions could create a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions—unusual, but historically recurring from time to time—could cause the partnership to incur severe losses over a short period of time. The Capital at Risk tables—as well as the past performance of the partnership—give no indication of this “risk of ruin.”

NON-TRADING RISK

The partnership may experience non-trading market risk on any foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are expected to be immaterial. The partnership also may have non-trading market risk as a result of investing in U.S. Treasury Bills. The market risk represented by these investments is expected to be immaterial.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

The following qualitative disclosures regarding the partnership’s market risk exposures—except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the partnership manages its primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The partnership’s primary market risk exposures as well as the strategies used and to be used by the general partner for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the partnership’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the partnership. There can be no assurance that the partnership’s market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the partnership.

Since the partnership had not commenced operations as of the date of this Prospectus, it had no primary trading risk exposures as of such date.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

General

The partnership is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the partnership generally will use a small percentage of assets as margin, the partnership does not believe that any increase in margin requirements, as proposed, will have a material effect on the partnership’s operations.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

The means by which the partnership attempts to manage the risk of the partnership’s open positions is essentially the same in all market categories traded. The general partner applies risk management policies to trading which generally are designed to limit the total exposure that may be taken per “risk unit” of assets under management. In addition, the general partner follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as adopting non-binding “stop-loss” points for each of the markets in which the partnership trades.

BUSINESS OF THE PARTNERSHIP

GENERAL

The partnership’s objective is to achieve capital appreciation through speculative trading of futures contracts, options on futures contracts and forward contracts while seeking to control risk. Investment in the partnership may provide investors an opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds.

A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. To secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the clearing brokers through which they trade.

An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as a premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on United States and foreign exchanges.

A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in over-the-counter and dealer markets. The partnership may take long positions in futures, options on futures and forwards contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument or index. The partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument or index.

Futures contracts, options on futures contracts and forward contracts are traded in a number of commodities, products, instruments and indices, including foreign currencies, financial instruments,

precious and industrial metals, energy products, agricultural commodities, stock indices and “soft” commodities like coffee and cocoa.

A more detailed description of the futures, options on futures and forwards markets appears in Part II of this prospectus, beginning on page 50.

The partnership’s funds either will be held by the clearing brokers and invested together with other customer segregated or secured funds of the clearing brokers, or will be held in interest-bearing bank accounts. The partnership will be allocated all of the interest income earned by the partnership.

REGULATION

The partnership reserves the right to trade on all United States and foreign futures exchanges. Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. The partnership’s trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges. A more detailed description of regulations applicable to the partnership’s trading activities, including regulations relating to margins and position limits, appears in Part II of this Prospectus beginning on page 49.

TRADING RESTRICTIONS

The general partner will manage the funds allocated in accordance with the following trading restrictions:

•	The partnership will not employ the technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given futures contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership’s open trade equity (that is, the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute “pyramiding.”

•	The partnership will not under any circumstances lend money. The partnership will not borrow money unless the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any “affiliate” of the general partner (as defined in the limited partnership agreement), the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of what the partnership would be charged (without considering the general partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose. The lender or its affiliates may also not receive any points or other financing charges or fees regardless of the amount. Using lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

USE OF PROCEEDS

The partnership will use the proceeds from the offering of units for trading and investing in futures contracts, options on futures contracts and forward contracts. Units will be sold for an offering price of $1,000 during the initial offering period, and thereafter at the net asset value which may be more or less than $1,000.

INVESTMENT PROGRAM AND USE OF PROCEEDS

Investment Program.    The general partner will act as the commodity trading advisor for the partnership and will use the Enhanced Financials program for the partnership’s trading. Grant W. Schaumburg Jr. and Mark S. Stratton make all trading decisions for the Enhanced Financials program based on proprietary research and computer software that was developed by the general partner.

Enhanced Financials is a moderately aggressive, leveraged futures investment program based on technical analysis. Technical trading systems determine whether to be long or short each market. The trading systems are predominately trend-following in nature. Exposures to markets (position sizes) are based upon the relationship among the different markets and among the different trading systems. The exposure to most markets can be long or short, depending upon market conditions. The trading systems vary from short-term methods that trade almost every day to long-term methods that sometimes hold positions for over a year. These include systems based on moving averages, break outs, option replication, and volatility.

The trading strategy followed by the general partner does not assure the success of the partnership. Investment decisions are based on an assessment of available data. Variables may shift and any investment decision must, in the final analysis, be based in part on the judgment of the general partner. No assurance can be given that the trading strategy will result in profits to the partnership or will avoid substantial losses.

The partnership’s assets will be traded in domestic interest rate and currency markets. The allocation among these markets will vary from time to time. The following contracts are currently traded by the program.

•	Interest rate markets—U.S. Treasury Bond, U.S. 10-yr Note, U.S. 5-yr Note, and Eurodollars

•	Currency markets—British Pound, Japanese Yen, Euro FX, Swiss Franc, Canadian Dollar, and Australian Dollar.

In addition, the partnership will adhere to certain policies in its trading activities:

•	The partnership does not lend or borrow money, although the partnership may utilize lines of credit for trading forward contracts.

•	The partnership does not commingle its assets with those of other persons, except as permitted under the Commodity Exchange Act, as amended, and its corresponding rules and regulations.

•	The partnership does not trade bank forward contracts with or through any bank that, as of the end of its latest fiscal year, had an aggregate balance in its capital, surplus and related accounts of less than $100 million, as shown by its published financial statements for such year.

•	The partnership does not purchase, sell, or trade securities, except for U.S. Treasury bills.

Under the Enhanced Financials program, the amount of funds normally committed as margin for commodity futures contracts will average approximately 9% to 17% of the partnership’s capital. However, under certain conditions the amount committed as margin may be substantially higher or lower. The worst peak-to-valley drawdown for the Enhanced Financials program occurred from July 2003 to June 2004 and is 28.45%. The largest monthly loss of 12.87% occurred in July 2003. The general partner has not made changes to the Enhanced Financials program which, by themselves, would not significantly increase or decrease the volatility of trading under the program. No assurance can be given, however, that the partnership’s trading results will be more or less volatile than the results of the Enhanced Financials program in the past.

Enhanced Financials may trade in the options, forward and spot markets in the future. The Enhanced Financials program may be modified in this and other ways from time to time without prior approval by, or notice to, limited partners.

PERFORMANCE RECORDS

THE PARTNERSHIP

THE PARTNERSHIP HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Capsules I through III show the composite results through June 2004 for all non-proprietary accounts managed by the general partner pursuant to various trading programs used by the general partner, its trading principals and its former affiliates.

•	Capsule I presents extracted pro forma performance of the Enhanced Financial Program for currency and domestic interest rate contracts.

•	Capsule II presents the actual performance record of Meka Partners LP trading the entire portfolio of instruments included in the general partner’s trading program.

•	Capsule III shows the composite performance record of all other client accounts that are managed by the general partner and its former affiliates pursuant to various trading programs.

The composite rates of return shown are not representative of any rate of return actually achieved by any single account represented in the records. Different accounts, even though traded according to the same strategy or program, can have varying investment results. Different results can occur among accounts for a variety of factors, such as

(a) procedures governing timing for the start of trading and means of moving toward full portfolio commitment for new accounts;

(b) the period during which accounts are active;

(c) leverage employed;

(d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a program;

(e) the amount of interest income earned by an account, which will depend on the rates paid by a clearing broker on account cash and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;

(f) the amount of management and incentive fees and the amount of brokerage commissions;

(g) the timing of orders to open or close positions;

(h) the market conditions, which in part determine the quality of trade executions;

(i) trading instructions and restrictions of the client; and

(j) the program used (although all accounts may be traded in accordance with the same program, such program may be modified periodically as a result of ongoing research and development by the General Partner) may have an effect on performance results.

The monthly rate of return in the capsules is calculated by dividing net profits by beginning account size adjusted by the value of additions and withdrawals pursuant to the time-weighted method, except in the case of composites, which used the Fully-Funded Subset Method to compute rate of return. The Fully-Funded Subset Method through June 2003 is a specific approach for constructing composite performance tables that is sanctioned by the National Futures Association. The annual rate of return is calculated by compounding monthly rates of return each year. Annual rates of return during partial years are not annualized. In reviewing its accounts to determine the worst draw-down figures for any account included in the composite capsules, The General Partner has excluded accounts in any month during which the account has (a) been opened or closed, (b) experienced material additions or withdrawals, or (c) been phased in or out of trading a full portfolio, in order to obtain representative figures.

THE RESULTS SHOWN IN THE ACCOMPANYING CAPSULES HAVE NOT BEEN AUDITED BUT IN THE OPINION OF THE GENERAL PARTNER PRESENT ACCURATE PERFORMANCE OF THE ACCOUNTS SHOWN FOR THE PERIODS INDICATED. THESE RESULTS CANNOT BE USED TO PREDICT THE FUTURE PERFORMANCE OF THE PARTNERSHIP, THE GENERAL PARTNER OR ITS PRINCIPALS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule I

Enhanced Financial Pro Forma Performance Table3

Name of CTA:    Beacon Management Corporation

Date CTA Began Trading Client Accounts:    July 1980

Inception of Trading in Program:    Has not begun trading as of June 30, 2004

Total Assets Under Management Including Notional:    $51,870,997

Total Assets Under Management Excluding Notional:    $38,820,238

Largest Monthly Percentage Drawdown1 for the Trading Program:    12.87% during July 2003

Worst Peak-to-Valley Drawdown2 for the Trading Program:    28.45% during July 2003 to June 2004

	Rate of Return (Computed on a compounded monthly basis)
Month	2004	2003	2002	2001	2000	1999
January	1.80%	4.22%	-0.71%	5.37%	-1.35%	-2.99%
February	-1.73%	2.18%	-0.22%	0.60%	0.35%	-0.54%
March	-1.89%	-1.23%	-7.98%	7.13%	-0.74%	2.21%
April	-10.43%	2.50%	1.34%	-6.91%	6.67%	5.60%
May	-2.53%	10.00%	9.52%	3.80%	1.86%	-2.46%
June	-0.71%	-0.14%	11.10%	-2.02%	-9.24%	3.35%
July		-12.88%	1.04%	1.32%	1.88%	-11.30%
August		-2.21%	0.24%	2.91%	4.88%	1.28%
September		-4.03%	3.07%	8.75%	2.80%	0.73%
October		0.12%	-2.87%	4.07%	8.27%	-4.70%
November		1.24%	-4.69%	-8.23%	5.33%	-1.59%
December		.61%	10.31%	2.18%	9.92%	-1.72%
Year	-14.91%	-0.28%	19.82%	18.99%	33.44%	-12.45%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[1]	“Largest monthly drawdown” is the largest monthly trading loss covered by the capsule in any calendar month expressed as a percentage of total equity.
[2]	“Worst peak-to-valley drawdown” is the largest percentage trading loss during the period for the composite from any month-end asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end, expressed as a percentage of total equity.
[3]	Enhanced Financial performance is extracted from the Meka Partners L.P. account as shown in Capsule II, which trades the Meka program. The monthly rate of return is calculated by dividing the net performance by the beginning equity of the Partnership. Net performance is the actual trading income attributable to the currency and domestic interest rate markets in addition to interest income less pro forma fees. Fixed fees of 6.75% per year and incentive fees of 20% are applied to the Pro Forma in addition to brokerage commissions actually paid.

Capsule II

Meka Partners L.P. Performance Table3

Name of CTA:    Beacon Management Corporation

Date CTA Began Trading Client Accounts:    July 1980

Inception of Trading in Program:    November 1994

Total Assets Under Management Including Notional:    $51,870,997

Total Assets Under Management Excluding Notional:    $38,820,238

Largest Monthly Percentage Drawdown1 for the Trading Program:    17.56% during November 2001

Worst Peak-to-Valley Drawdown2 for the Trading Program:    46.07% during May 1999 to October 1999

	Rate of Return (Computed on a compounded monthly basis)
Month	2004	2003	2002	2001	2000	1999
January	4.92%	19.46%	-7.98%	-2.62%	-5.95%	-1.96%
February	4.39%	7.53%	-1.45%	1.66%	5.65%	11.73%
March	0.69%	-16.58%	-8.77%	12.42%	4.89%	-3.13%
April	-14.26%	3.86%	2.98%	-8.78%	4.48%	18.30%
May	-7.52%	5.26%	12.36%	3.96%	-0.12%	-11.47%
June	7.46%	-9.77%	4.12%	6.70%	3.47%	-1.03%
July		-6.94%	1.96%	-9.81%	-0.29%	-12.33%
August		-11.52%	10.82%	-10.47%	18.30%	-7.14%
September		-5.08%	2.96%	4.22%	-7.29%	-11.96%
October		25.00%	-9.50%	12.73%	9.90%	-14.11%
November		2.61%	-4.21%	-17.56%	0.72%	14.63%
December		-2.31%	2.15%	0.93%	15.85%	-4.49%
Year	-6.03%	3.53%	2.69%	-11.12%	57.81%	-25.89%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[1]	“Largest monthly drawdown” is the largest monthly trading loss covered by the capsule in any calendar month expressed as a percentage of total equity.
[2]	“Worst peak-to-valley drawdown” is the largest percentage trading loss during the period for the composite from any month-end asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end, expressed as a percentage of total equity.
[3]	Meka Partners L.P. returns equal trading income plus interest net of commissions, administrative fees, and applicable management and incentive fees divided by the sum of the beginning equity. The Partnership includes investors in three different fee classes. Class A-1 pays an annual 2.4% management fee monthly and 25% incentive fee annually; Class A-2 pays an annual 2.4% management fee monthly and 25% incentive fee quarterly; and Class B pays no management or incentive fees.

Capsule III
Performance of Other Accounts Managed by Beacon and its Former Affiliates[4]
	Name of Trading Program	Date CTA Began Trading Client Accounts	Date CTA Began Using Trading Program for Client Accounts	Number of Accounts Using Trading Program	CTA’s Total Assets Under Management ($1000s)	Nominal Assets Under Management ($1000s) )	Largest Monthly Drawdown[1]	Date of Largest Monthly Drawdown	Worst Peak-to- Valley Drawdown for the Trading Program[2]	Dates of Largest Peak-to-Valley Drawdown	2004 (through June)	2003	2002	2001	2000	1999
A. Beacon Management Corporation Managed Accounts
Beacon Management Corporation	Meka Program Composite	Jul-80	Aug-95	2	$51,871	$19,346	18.40%	Nov-01	46.32%	05/99 - 10/99	-5.92%	2.69%	-1.06%	-14.66%	53.61%	-26.83%
Beacon Management Corporation	Meka-MV Program Composite	Jul-80	Oct-99	7	$51,871	$28,304	9.04%	Nov-01	24.10%	11/01 - 09/03	-5.09%	-9.27%	-0.01%	1.49%	26.16%	-3.13 (3 months)%
Beacon Management Corporation	Currency Program Composite	Jul-80	Sep-02	1	$51,871	$4,221	9.13%	Apr-04	20.86%	06/03 - 06/04	-20.01%	7.15%	-0.37 (4 months)%	—	—	—
Beacon Management Corporation	Meka Account B3	Jul-80	Aug-95	2	$51,871	$0	17.16%	Oct-99	48.26%	05/99 - 10/99	—	—	—	-5.82%	40.02%	-31.82%
Beacon Management Corporation	Meka Account G3	Jul-80	Aug-95	2	$51,871	$0	18.82%	Oct-99	49.67%	05/99 - 1/00	—	—	—	—	-3.23% (1 month)	-47.99 (8 months)%
Beacon Management Corporation	Meka Account H3	Jul-80	Aug-95	2	$51,871	$0	18.50%	Oct-99	47.50%	05/99 - 10/99	—	—	-2.91 (1 month)%	-8.98%	29.55%	-44.86 (8 months)%
Beacon Management Corporation	Meka-MV Account N3	Jul-80	Oct-99	7	$51,871	$0	20.11%	Nov-01	42.51%	04/01 - 03/02	—	—	-8.80 (5 months)%	-18.12%	39.26%	-4.71 (1 month)%
Beacon Management Corporation	Meka-MV Account AG3	Jul-80	Oct-99	7	$51,871	$3,656	7.90%	Aug-03	19.49%	06/03 - 08/03	-5.25%	10.26%	15.50 (7 months)%	—	—	—
Beacon Management Corporation	Beacon	Jul-80	Jul-80	0	$51,871	$0	6.90%	Aug-97	12.30%	10/98 - 03/99	—	—	—	—	—	9.50%
Beacon Management Corporation	Eurodollar	Jul-80	Mar-96	0	$51,871	$0	1.00%	Aug-97	3.90%	05/96 - 7/98	—	—	—	—	—	-1.50%
B. Former Affiliates[41]
Mount Lucas Index Management Corp.	Leveraged MLM Index	Oct-93	May-96	6	$180,373	$51,328	17.11%	Mar-99	27.40%	01/01 - 07/02	—	—	—	—	—	-4.80%
Mount Lucas Index Management Corp.	MLM Index	Oct-93	Oct-93	5	$180,373	$107,619	6.20%	Mar-99	7.20%	02/02 - 07/02	—	—	—	—	—	-0.70%
Mount Lucas Management Corp.	Mount Lucas Diversified	Dec-87	Dec-87	1	$180,373	$21,425	14.80%	Oct-99	24.90%	03/99 - 03/00	—	—	—	—	—	5.50%

	Name of Pool	Inception of Trading	Aggregate Gross Capital Subscriptions	Current Net-Asset Value	Largest Monthly Drawdown[1]	Date of Largest Monthly Drawdown	Largest Peak-to- Valley Drawdown[2]	Dates of Largest Peak-to-Valley Drawdown	2004	2003	2002	2001	2000	1999
C. Beacon Management Corporation Commodity Pools[5]
Beacon Management Corporation	Meka Partners L.P. (Class A)	Aug-95	$43,674	$14,500	17.52%	Nov-01	45.49%	05/99 - 10/99	-5.92%	3.84%	2.43%	-11.29%	57.15%	-26.38%
Beacon Management Corporation	Meka-MV Funds Ltd.	Nov-01	$7,745	$2,467	9.79%	Nov-01	23.48%	03/02 - 09/03	-3.00%	-7.20%	5.21%	-10.03 (2 months)%	—	—
Beacon Management Corporation	The Fulcrum Fund L.P.	Oct-96	$70,516	$5,828	21.22%	Jun-00	68.16%	06/99 - 09/03	-11.73%	-5.99%	5.72%	-23.35%	-25.38	-12.58

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Capsule 3

[1]	“Largest monthly drawdown” is the largest monthly trading loss covered by the capsule in any calendar month expressed as a percentage of total equity.
[2]	“Worst peak-to-valley drawdown” is the largest percentage trading loss during the period for the composite from any month-end asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end, expressed as a percentage of total equity.
[3]	Meka Accounts B, G, and H all trade the Meka program at various levels of leverage. Meka-MV Account N trades the Meka-MV program at various levels of leverage. Meka-MV Account AG trades the Meka-MV program and is subject to currency fluctuations which affect the rate of return.
[4]	Performance data and assets for Mount Lucas Index Management Corporation and Mount Lucas Management Corporation are shown only through the period ending July 1999 to reflect the fact that as of July 15, 1999, Beacon Management Corporation (USA) was no longer affiliated with either firm. Mount Lucas Management Corporation is a manager of mangers that hires CTAs to trade its accounts. Mount Lucas Management Corporation does not make actual trading decisions itself.
[5]	Meka Partners L.P. Class A returns are also included in the Meka program composite. Meka-MV Fund Ltd. returns are also included in the Meka-MV program composite.

THE COMMODITY BROKERS

CLEARING BROKERS

Man Financial Inc (“Man Financial”), a member of the Man Group of Companies, acts as one of the clearing brokers for the partnership and, as such receives commissions for clearing and executing trades on behalf of the partnership with respect to partnership assets allocated to the trading advisor. In addition, Man Financial may act as the counterparty on the partnership’s foreign currency forward contracts entered into by the trading advisor. Man Financial will hold partnership funds as segregated customer funds, and all payments, including margin payments, to and from the futures exchanges resulting from the partnership’s trades will flow through Man Financial.

Man Financial is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association in such capacities. Man Financial’s subsidiary Man Securities Inc. is registered with the National Association of Securities Dealers, Inc. as a broker-dealer. Companies and affiliates within the Man Group are members of major futures and securities exchanges worldwide. Man Financial’s main office is located at 717 Fifth Avenue, Ninth Floor, New York, New York 10022-8101. Man Financial’s telephone number at such location is (212) 589-6200.

Man Financial acts only as clearing broker for the partnership and as such is paid commissions for executing and clearing trades on behalf of the partnership. Man Financial has not passed upon the adequacy or accuracy of this prospectus. Man Financial neither will act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the partnership. Therefore, prospective investors should not rely on Man Financial in deciding whether or not to participate in the partnership.

UBS Financial Services is a wholly-owned indirect subsidiary of UBS AG. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. UBS Financial Services’ principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, and its telephone number is (201) 352-3000.

UBS Financial Services did not sponsor or organize the partnership and is not responsible for the activities of the general partner. In addition to likely acting as one of the partnership’s clearing brokers, it may act as one of the selling agents for the partnership.

UBS Financial Services will cause all foreign futures trades made on behalf of the partnership and carried by UBS Financial Services to be cleared through its parent, UBS AG.

If UBS Financial Services also acts as a selling agent for the partnership, this could give rise to a conflict of interest because its compensation as clearing broker and selling agent is based, at least in part, on the net asset value of the partnership. Hence, in making recommendations to redeem or purchase additional units, UBS Financial Services employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves.

INTRODUCING BROKER

The Price Futures Group, Inc., an Illinois corporation, acts as the partnership’s introducing broker. In that capacity, it will introduce the partnership’s futures transactions effected by the trading advisor to the clearing broker, in return for a portion of the clearing broker’s commission. It will also monitor the futures positions that the clearing broker reports in the partnership’s trading accounts for any errors in trade or valuation prices.

The Price Futures Group is a registered introducing broker registered with the CFTC, and is a member of the NFA. The offices of the introducing broker are located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the telephone number is (312) 264-4300.

BROKERAGE ARRANGEMENTS

The general partner will review the partnership’s brokerage arrangements not less frequently than once per year to ensure that those arrangements are fair, reasonable and competitive, taking into consideration:

•	the size of the partnership;

•	the futures, forwards, options on futures and physicals trading activity;

•	the services provided to the partnership by the clearing brokers or any of their affiliates;
•	the cost incurred by the clearing brokers or any of their affiliates in organizing and operating the partnership and offering units; and

•	the overall costs to the partnership.

Each customer agreement sets forth a standard of liability for the clearing brokers and provides for indemnities of the clearing brokers.

LITIGATION

The General Partner and Advisor

There have never been any material administrative, civil or criminal proceedings against the general partner or its principals.

The Introducing Broker

There have never been any material, administrative, regulatory, civil or criminal proceedings against The Price Futures Group, Inc. or any of its principals.

The Clearing Brokers

At any given time, Man Financial is involved in numerous legal actions and administrative proceedings. In the aggregate, as of the date of this prospectus, these legal actions and administrative proceedings are not expected to have a material effect upon Man Financial’s condition, financial or otherwise, or upon the services it will render to the partnership. There have been no material administrative, civil or criminal proceedings pending, on appeal or concluded against Man Financial or any of its principals within the five years preceding the date of this prospectus.

UBS Financial Services has advised the general partner that, except as set forth below, neither UBS Financial Services nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is in UBS Financial Services’ determination material to a decision whether to invest in the partnership in light of all the circumstances. Between March 5, 2001 and June 9, 2003, UBS Financial Services was known as UBS PaineWebber Inc. Prior to March 5, 2001, UBS Financial Services was known as PaineWebber Inc.

On April 6, 2000, the SEC brought and settled civil administrative charges against ten brokerage firms, including PaineWebber, resolving its investigation of the pricing of government securities broker-dealers in municipal bond advanced refunding transactions during the period from 1990 through 1994. Consistent with the SEC orders involving the other broker-dealers in the settlement, the PaineWebber order contains findings that the firm violated Securities Act Sections 17(A)(2) and 17(A)(3) by effecting defeasance escrow transactions with municipalities at prices deemed not reasonably related to the current wholesale market prices for the securities under the particular facts and circumstances. PaineWebber neither admitted nor denied the findings in the order. Pursuant to the terms of the order, PaineWebber is required to pay fines of approximately $26 million. The SEC settlements are part of a global resolution involving 17 brokerage firms and the SEC, NASD Regulation, Inc., the United States Attorney for the Southern District of New York and the Internal Revenue Service. The global resolution requires the firm to pay a total of more than $135 million.

In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that, in 1994, PaineWebber traders and a PaineWebber registered representative engaged on occasion in improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed to reasonably supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and 51 traders at those firms settled related SEC administrative actions at the same time.

On July 16, 1996, PaineWebber entered into a stipulation and order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with market making practices. In entering into the stipulation and order, without admitting the allegations, the parties agreed that the defendants would not engage in specified types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the stipulation and order. The district court’s approval was appealed by several private parties in May 1997 and was affirmed in August 1998.

THE LIMITED PARTNERSHIP AGREEMENT

This section of the prospectus summarizes material provisions of the limited partnership agreement of the partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreement is annexed to the prospectus as Exhibit B.

NATURE OF THE PARTNERSHIP

The partnership was formed on April 6, 2004, under Delaware law. The fiscal year of the partnership begins on January 1 of each year and ends on the following December 31.

The units that you purchase and pay for in this offering will be fully paid and non-assessable. You may be liable to the partnership for liabilities that arose before the date of a redemption. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption, together with interest on any of these amounts. However, the partnership will not make a claim against you for any amounts received in connection with a redemption of units unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of the partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

You will not participate in the management or operations of the partnership. Under the limited partnership agreement, the general partner is solely responsible for managing the partnership.

The general partner may use the partnership’s funds only to operate the business of the partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days’ written notice.

Other responsibilities of the general partner include:

•	determining whether the partnership will make a distribution;

•	administering redemptions; preparing monthly and annual reports;

•	preparing and filing tax returns for the partnership;

•	signing documents on behalf of the partnership and its limited partners under powers of attorney; and

•	supervising the liquidation of the partnership, if necessary.

SHARING OF PROFITS AND LOSSES

You will have a capital account in the partnership, with an initial balance equal to the amount you paid for units of the partnership. The general partner will also have a capital account. The partnership’s net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their capital accounts.

OPTIONAL REDEMPTIONS

If you redeem your units during the first eleven months following the closing at which the units were issued, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 5% of the net asset value at which they are redeemed and (ii) units redeemed after six months, but on or before the end of eleven months after their effective date will be charged a redemption fee of 4% of the net asset value at which they are redeemed. These redemption fees will be paid to the general partner.

Redemption fees will be waived if your redemption proceeds are used to purchase units or interests in another fund sponsored by the general partner. Redemption fees will not reduce net asset value or net trading profit for any purpose and will only affect the amount you will receive upon your redemption of an interest.

Unless you are redeeming your entire interest in the partnership, redemptions may only be made in whole units, with a minimum of 5 units (2 units for IRAs or qualified retirement plans) required for each redemption. The general partner will redeem your units in the order in which they were purchased.

Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A “request for redemption” is a letter in the form specified by the general partner that must be sent by you to and received by the general partner at least ten business days before the redemption date. A form of request for redemption is attached to the limited partnership agreement, which is annexed to this prospectus as Annex A to Exhibit B. Additional copies of the request for redemption may be obtained by written request to the general partner.

MANDATORY REDEMPTIONS

The general partner may, on written notice, require any limited partner that is a pension plan within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA) to redeem some or all of its units if the general partner determines a mandatory redemption is necessary to insure that the partnership’s assets will not be deemed to be pension plan assets within the meaning of the ERISA or regulations issued by the United States Department of Labor (DOL) under ERISA. A mandatory redemption of a limited partner’s units will be effective as of the last day of the month in which the general partner notifies the limited partner of the mandatory redemption. The general partner may adopt procedures for mandatory redemptions that the general partner determines are fair and equitable to all limited partners.

REDEMPTION PAYMENTS

If you redeem units or your units are the subject of a mandatory redemption, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The “net asset value” of a unit is an amount equal to the partnership’s net assets allocated to capital accounts represented by units, divided by the number of units outstanding.

“Net assets” means the total assets of the partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, options on futures and physicals positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, interest payable to the general partner and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.

The market value of a futures contract traded on a United States exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

The general partner will endeavor to pay for units that have been redeemed within ten business days after the redemption date. In the event it does not have sufficient cash on hand, the partnership may be forced to liquidate open futures positions to satisfy redemptions. The partnership will make redemption payments by check mailed to you. Your right to redeem units is contingent upon the partnership having assets sufficient to discharge its liabilities on the redemption date and timely receipt by the general partner of your request for redemption as described above.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

You may withdraw capital or profits from the partnership only by redeeming units. Transfers and assignments of your units are subject to certain restrictions contained in the limited partnership agreement, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. The partnership must receive written notice from you at least 15 days before the proposed transfer. You must sign the notice and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. You cannot transfer or assign less than all of your units if, as a result of the transfer, either you or your transferee would own fewer than the minimum number of units required for an initial investment in the partnership (subject to certain exceptions relating to gifts, death, divorce or transfers to family members or affiliates).

The transferee or assignee may not become a limited partner without the written consent of the general partner. The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws. Notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. The general partner will not recognize any transfer or assignment of units if the transfer or assignment would result in the termination of the partnership for federal income tax purposes or if, as a result of the transfer, the partnership’s assets would be deemed plan assets within the meaning of ERISA or regulations issued under ERISA by the DOL. You must pay all costs, including any attorneys’ and accountants’ fees, related to a transfer or assignment of your units.

The general partner may withdraw any portion of its capital in the partnership that exceeds the minimum amount of capital required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in the partnership if it gives 120 days’ prior written notice to the limited partners. If a majority of the limited partners elects a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

AMENDMENTS; MEETINGS

The limited partnership agreement may be amended by the general partner subject to the consent of the limited partners owning more than 50% of the units of the partnership. In addition, the general partner may make certain amendments to the limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or required by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official or other governmental official or to comply with applicable law. However, an amendment that would reduce the capital account of any partner, modify the percentage of profits, losses or distributions to which any partner is entitled, or change the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners, requires the consent of all affected partners.

Upon written request to the general partner and payment of all printing and duplicating costs you or your authorized representative may obtain a list of the names and addresses of, and units owned by, all limited partners. Limited partners owning at least 10% of the units of the partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of a request for a meeting, the general partner must call a meeting of the partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

•	amend the limited partnership agreement;

•	dissolve the partnership;

•	remove and replace the general partner;

•	elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

•	terminate any contract with the general partner or any of its affiliates on 60 days’ prior written notice; and

•	approve the sale of all or substantially all of the assets of the partnership.

Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

The books and records of the partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of the partnership. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to the partnership as the CFTC and NFA may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnership to any clearing broker. You will also receive within 120 days after the close of each fiscal year an annual report containing audited financial statements for the partnership. Within 90 days after the end of each calendar year, a certified annual report of financial condition of the partnership will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns. This certified annual report will contain financial statements that have been audited by the partnership’s independent accountants. The net asset value of the partnership’s units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

A written notice, including a description of limited partners’ redemption and voting rights, will be mailed to the limited partners of the partnership within seven business days if any of the following events occurs:

•	net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

•	the limited partnership agreement is materially amended;

•	any change in a trading advisor or any material change in an advisory agreement with a trading advisor;

•	any change in clearing brokers or any material change in the compensation arrangements with a clearing broker;

•	any change in general partner or any material change in the compensation arrangements with a general partner;

•	any change in the partnership’s fiscal year;

•	any material change in the partnership’s trading policies as specified in the limited partnership agreement; or

•	cessation of futures interests trading by the partnership.

If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a “special redemption date” will take place when limited partners may redeem their units in the same manner as on regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, options on futures and physicals trading through the special redemption date. The general partner will then determine whether to reinstitute futures interests trading or to terminate the partnership.

In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreement, no increase in any of the management, incentive or brokerage fees payable by the partnership, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of an increase:

•	notice of the increase will be mailed to limited partners at least five business days before the last date on which a “request for redemption” must be received by the general partner with respect to the applicable redemption date;

•	the notice will describe the redemption and voting rights of limited partners; and

•	units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

PLAN OF DISTRIBUTION

GENERAL

Uhlmann Price Securities, LLC, a registered broker-dealer and member of the NASD, is offering units under a selling group manager agreement with the partnership and the general partner. Uhlmann Price Securities may appoint additional selling agents to make offers and sales of units. These selling agents may include any securities broker which is a member in good standing of the NASD and, in order to receive any trailing commission, a futures firm which is a member in good standing of the NASD. Selling agents will not sell units to any customer’s account over which such selling agents or their representatives have discretionary authority without prior written approval from that customer. The general partner is also offering, units directly to potential investors by providing information, including an electronic version of this Prospectus, on an internet website located at http://www.beacon-meka.com.

The selling agents are offering the units on a “best efforts” basis without any agreement by them to purchase units. The general partner will pre-pay the first year’s service fee of up to 3% ($30 per $1,000 invested) from its own funds, which includes a reallowance to any selling agent Uhlmann Price Securities may appoint. The general partner will be reimbursed for such amounts advanced out of the fixed monthly brokerage fee charged to the partnership. Since the general partner is pre-paying the service fee for the first year and is being reimbursed by the partnership monthly in arrears based on a percentage of net asset value, the general partner bears the risk and the upside potential of any mismatch between the amount of the service fee prepaid and the amount of reimbursement. Therefore, a selling agent will receive credit for any additional unit purchased by an investor to whom the selling agent originally sold a unit. Uhlmann Price Securities and each selling agent will designate the individual responsible for selling each unit. The general partner will cause the partnership to pay an on-going service fee equal to 3% of the net asset value of a unit. The on-going service fee will be based on net asset value of a unit as of the last day of each month, and will be payable on a monthly basis beginning the 13th month after a unit has been outstanding. No on-going service fee will accrue or be paid for any unit that has been outstanding for less than one full year. If a unit has been outstanding for a year and is redeemed during a subsequent year, the on-going service fee for the subsequent year will be prorated. To be eligible to receive the on-going service fee, the recipient at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD and an associated person of a futures commission merchant or introducing broker registered with the CFTC. In addition, if the recipient has left the firm that he or she was with at the time of the original sale, he or she must have entered into an agreement with the fund to provide continuing investor services to those persons who purchased units from him or her.

The maximum number of units the partnership may sell is 100,000. The general partner may in the future subdivide or combine outstanding units of the partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner’s interest in the partnership.

The partnership has generally agreed to indemnify the clearing brokers, Uhlmann Price Securities and any selling agents Uhlmann Price Securities may appoint against losses or claims arising from the offer and sale of the units. This indemnity does not apply to the extent a claim relates to information specifically supplied by the clearing brokers, or Uhlmann Price Securities for use in connection with the offering.

INITIAL OFFERING

The partnership is initially offering units for $1,000 per unit until the partnership sells 1,000 units and begins trading. The selling group manager and any selling agents it appoints must sell a minimum of 1,000 units ($1,000,000). The offering will terminate on December 31, 2004, if the minimum has not been reached. In that event, money tendered by subscribers will be returned without penalty together with interest, if any. The minimum initial subscription is $5,000 ($2,000 for an IRA or qualified retirement plans).

CONTINUING OFFERING

After the initial offering period, you may purchase units as of the first day of each month at the net asset value per unit as of the last day of the preceding month, provided that your subscription has been accepted at least seven business days before the end of such preceding month. The purchase price will be 100% of the net asset value per unit on the date of purchase. There is no minimum for additional subscriptions, except that subscriptions must be in multiples of $1,000.

SUBSCRIPTION ARRANGEMENTS

Until the partnership sells 1,000 units, Mellon Bank, Pittsburgh, Pennsylvania will hold subscription payments in escrow. If the general partner rejects a subscription, the escrow agent will refund the subscriber’s full subscription payment, together with any interest earned on the subscriber’s funds while held in escrow. If the general partner accepts a subscription, the escrow agent will continue to hold the subscriber’s subscription payment until the partnership sells 1,000 units. At that time, the escrow agent will release all accepted subscription payments to the partnership and pay the subscribers by check any interest earned before that time on their subscription payments.

After the partnership sells 1,000 units and begins trading, the partnership will hold subscription payments in a special non-interest bearing subscription account until each monthly closing date. The partnership will not deposit funds in this account for any new subscriber until the partnership has accepted the subscriber’s subscription agreement.

SUBSCRIPTION PROCEDURE

To purchase units of the partnership, you must complete, sign, and deliver the subscription documents to Derivatives Portfolio Management, LLC as subscription agent. Sample forms of the subscription documents are annexed to this prospectus as Exhibit C and Exhibit D. Separate copies of the subscription documents accompany this prospectus or you may obtain them, after delivery of this prospectus, from Uhlmann Price Securities or an appointed selling agent.

When you submit your subscription documents forms, you must also pay the full amount of your subscription. Payment instructions appear on the subscription instruction page and in the prospectus. The minimum initial subscription is $5,000 ($2,000 for IRAs or qualified retirement plans). There is no minimum amount for additional subscriptions, except that they must be made in increments of $1,000.

The general partner may reject any subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you will not receive any certificate evidencing units, but you will be sent a confirmation of purchase. If you pay for your units by check, your subscription will not be accepted until your check has cleared.

You may revoke your subscription, and receive a full refund of the subscription amount you paid, by delivering timely written notice to the general partner. A revocation notice must be delivered to the general partner no later than 3:00 p.m., Chicago time, seven (7) business days prior to the date of the initial closing or applicable monthly closing. Subscriptions not timely revoked become irrevocable.

State	Income Requirements	Net Worth Requirements

All States	Minimum annual gross income of $45,000 if net worth is less than $150,000 and at least $45,000	Minimum of $150,000* or Minimum of $45,000* (with minimum annual gross income of $45,000)

The following additional requirements are applicable if you are a resident of the following states:

California	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000* or Minimum of $60,000* (with minimum annual gross income of $60,000)
*	Excluding home, home furnishings and automobiles.

These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the partnership is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

None of the states have a minimum purchase requirement except for Iowa which has a minimum purchase requirement of $3,000 for IRA and Roth IRA. However, the partnership requires a minimum purchase of $5,000 for first time investors.

The general partner may reject any subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you will not receive any certificate evidencing units, but you will be sent a confirmation of purchase. If you pay for your units by check, your subscription will not be accepted until your check has cleared.

You may revoke your subscription, and receive a full refund of the subscription amount you paid, by delivering timely written notice to the general partner. A revocation notice must be delivered to the general partner no later than 3:00 p.m., Chicago time, ten (10) business days prior to the date of the initial closing or applicable monthly closing. Subscriptions not timely revoked become irrevocable.

PURCHASES BY EMPLOYEE BENEFIT PLANS—ERISA CONSIDERATIONS

Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan. You should also determine if a purchase of the units is appropriate for the particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

As used in this section, the term “employee benefit plans” refers to plans and accounts of various types, including their related trusts that provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income, typically free from federal income tax until funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called “401(k)” plans, “simplified employee pension plans,” so-called “Keogh” plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts (IRAs), as described in Section 408 of the Internal Revenue Code of 1986, as amended.

Notwithstanding the general requirement that investors in the partnership must initially invest a minimum of $5,000, the minimum initial purchase requirement for IRAs or qualified retirement plans is $2,000. The securities laws and regulations of certain states may require greater minimum purchases, and each investor should consult the subscription agreement to determine the applicable investment requirements.

The DOL has adopted so-called plan asset regulations under the ERISA. Under these regulations, if an employee benefit plan acquires an equity interest in an entity such as the partnership which is not a “publicly offered security,” the plan’s assets will generally be considered to include both the equity interest in the entity and an individual interest in each of the entity’s underlying assets. This will not be the case if (a) the equity participation in the entity by employee benefit plans is not “significant” (defined as 25% or more of any class of the entity’s equity interests) or (b) the entity qualifies for another exception under the plan asset regulations.

If the underlying assets of the partnership were considered plan assets, those persons who have discretion in the management of the partnership and the partnership’s assets would become fiduciaries of the plan. In addition, units would not be eligible for purchase with the assets of an employee benefit plan if the general partner, Man Financial, UBS Financial Services, The Price Futures Group, any selling agents or any of their affiliates either:

•	has investment discretion with respect to the investment of these plan assets;

•	has authority or responsibility to give or regularly gives investment advice with respect to these plan assets for a fee and under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets and that this advice will be based on the particular investment needs of the plan; or

•	is deemed to be an employer maintaining or contributing to the plan.

The general partner expects that units in the partnership will be “publicly offered securities” for purposes of the DOL plan asset regulations, with the result that the regulations should not apply. The DOL defines a “publicly offered security” as a security that is (a) freely transferable (determined on the basis of all relevant facts and circumstances), (b) either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold as part of a public offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the

Securities Exchange Act of 1934, and (c) part of a class of securities that is “widely held.”

A class of securities is “widely held” only if it is owned by 100 or more investors independent of the issuer and of one another. Once a class of securities is widely held, it will not lose that status if the number of independent investors later falls below 100 as a result of events beyond the control of the issuer (for example, redemptions of partnership units).

Units in the partnership should be freely transferable within the meaning of the DOL plan asset regulations, and units in the partnership will be registered under securities laws and regulations as described above. The general partner expects that there will be in excess of 100 investors over time, given the number of units being offered and the relatively small minimum purchase requirement. However, there may be a time following the initial offering of units when the partnership does not have 100 or more investors, and it is possible that units in the partnership will never be acquired by 100 or more investors.

In any case where units in the partnership are not “widely held” and therefore not considered “publicly offered securities,” the partnership intends to limit investment by employee benefit plans to less than 25% of the units. To comply with this limitation, the general partner reserves the right to:

•	determine that units may not be acquired by an employee benefit plan investor;

•	require an employee benefit plan investor to redeem some or all of its units; and

•	limit the transfer of units by investors to employee benefit plans to ensure that investment by employee benefit plans is less than 25% of the partnership’s units at any time that the units are not “publicly offered securities.”

The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute “unrelated business taxable income” under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite these rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax advisor regarding the application of the foregoing matters to the purchase of units.

Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code and applicable regulations and administrative rulings, and that the plan has been adequately funded. Then, after taking into account all of the considerations discussed above, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in the partnership, subject to the applicable minimum subscription requirement.

Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, The Price Futures Group, Uhlmann Price Securities any selling agents, the partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

This discussion summarizes certain United States federal income tax considerations generally applicable to prospective investors in the partnership. This discussion does not deal with all income tax considerations that may be relevant to specific investors because of their particular circumstances. We urge you to consult with your own tax advisors as to the specific federal, state, local and foreign tax consequences of your investment in the partnership.

Except where specifically addressing considerations applicable to tax-exempt or foreign investors, this discussion assumes that each limited partner is a United States citizen or resident individual. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations and judicial decisions, and current administrative rules by the Internal Revenue Service (IRS). Future changes in law or the interpretations of law, applied either prospectively or retroactively, could produce materially different tax considerations. The partnership has not requested, and will not request, any rulings from the IRS as to any matter, including whether the partnership will be treated as such for federal income tax purposes rather than an association taxable as a corporation.

Classification as a partnership.    Under current Treasury Regulations, the partnership will be classified as a partnership for federal income tax purposes provided the partnership does not elect to be taxable as a corporation. The general partner has represented that it will not elect to treat the partnership as a corporation for federal income tax purposes. Nevertheless, the partnership may be treated as a corporation for tax purposes if it is considered a “publicly traded partnership.” If the partnership is treated as a corporation for federal income tax purposes, there will be potentially adverse consequences to the limited partners. In particular, (a) a limited partner’s share of income, gain, losses, deductions, and tax credits of the partnership will not be includible in his federal income tax, (b) the partnership will be subject to federal income tax at the rates applicable to corporations, and (c) distributions by the partnership to the limited partners, other than liquidating distributions, will constitute dividend income to the extent of the partnership’s earnings and profits. The limited partners will be taxed on these dividends, and the partnership will not be able to deduct them in computing its taxable income.

Classification as a “publicly traded partnership.”    A publicly traded partnership is a partnership whose interests are either (a) traded on an established securities market, or (b) readily tradable on a secondary market or the equivalent. Even if a partnership is considered to be publicly traded, it will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence: (a) the partnership is not required to be registered under the Investment Company Act of 1940; and (b) at least 90% of its gross income is “qualifying income” such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from commodities transactions.

The general partner has represented that based on the partnership’s objectives and trading policies it believes that at least 90% of the annual gross income of the partnership will consist of qualifying income, as defined above. Based on that conclusion, the partnership is expected to satisfy the qualifying income requirement in each of its taxable years, beginning with the current taxable year. Furthermore, so long as the partnership is engaged primarily in commodity trading, it should not be required to register under the Investment Company Act. Therefore, the partnership does not expect to be taxed as a corporation even if it is considered publicly traded for federal income tax purposes.

Should the facts, assumptions and representations described above fail to be accurate for any reason, the IRS may argue that the partnership should be taxed as a corporation for federal income tax purposes. The continued treatment of the partnership as a partnership for federal tax purposes depends upon existing Code provisions, Treasury Regulations and administrative interpretations, all of which are subject to change. Therefore, we cannot assure you that the partnership’s tax treatment for federal income tax purposes may not be changed during the term of its existence.

The remainder of this discussion assumes that the partnership will be treated as a partnership and will not be classified as a publicly traded partnership for federal income tax purposes.

Partners, not partnership, subject to tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, its partners must take into account their allocable shares of the partnership’s items of income, gain, losses, deduction and credit, whether or not they receive any distributions from the partnership. The partnership currently does not plan to make cash distributions. Therefore, a limited partner may have taxable income from the partnership without receiving any cash from the partnership with which to pay the tax liability.

In general, an item of income or deduction will have the same character for a partner as it has for the partnership.

Syndication and organization expenses.     Neither the partnership nor any partner will be entitled to any deduction for syndication expenses (that is, those amounts paid or incurred in connection with offering and sale of the units). Expenses incurred in the organization of the partnership are not currently deductible and must be capitalized and amortized over a five-year period.

Allocation of partnership profits and losses.    In general, the limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their capital accounts as of the end of the month in which these items are accrued.

The partnership generally will allocate net recognized capital gain or loss among all partners based upon their capital accounts. However, the partnership may allocate capital gain or loss first to partners who have redeemed units during a taxable year to the extent of the difference between the amount received on the redemption and the partner’s unit allocation account as of the date of redemption attributable to the redeemed units. The partnership may then allocate any remaining net recognized capital gain or loss among all those partners whose capital accounts differ from their unit allocation accounts based on the differences for each partner.

The special allocation of the partnership’s net gain or loss upon a redemption of units may alter the character of a redeeming limited partner’s income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the limited partner’s recognition of income.

These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the IRS will not challenge the allocations, including the partnership’s tax allocations relating to redeemed units.

If the IRS does not recognize the allocations provided by the limited partnership agreement, the amount of income or loss the partnership allocates to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner’s units normally will not result in additional taxable income or loss to the limited partner. However, a limited partner will be taxed on distributions (if any) from the partnership and amounts the limited partner receives upon the partial or complete redemption of the limited partner’s units to the extent cash distributions or amounts received upon redemption exceed the limited partner’s adjusted tax basis in his units. This excess will be taxable to the limited partner as though it were a gain from a sale of the units. The limited partner will recognize a loss upon a redemption of the limited partner’s units only if, after the redemption of all of the limited partner’s units, the limited partner has any tax basis remaining in his units. In that case, the limited partner will recognize loss to the extent of the remaining basis. Generally, if a limited partner is not a “dealer” with respect to the limited partner’s interest in the partnership and the limited partner has held the limited partner’s interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

Nature of partnership income.    The partnership does not expect to hold its futures, forwards, options on futures or physicals for sale to customers. For federal income tax purposes, substantially all of the profit and loss the partnership generates from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term or a combination of short-term and long-term. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below.

Mark-to-market.    Section 1256 contracts held at the end of the partnership’s taxable year will be treated as though they were sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include futures contracts that are traded on regulated United States and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and United States and certain foreign exchange-traded options on futures on commodities, including options on regulated futures contracts, debt securities and stock indices. While the partnership expects that a majority of its trading activities will be conducted in Section 1256 contracts, the partnership also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

Subject to certain limitations, a limited partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, these losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax treatment for Section 1256 contracts, and gain or loss on sale generally will be long-term only if the property has been held for more than one year.

Section 988.    Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Section 988 of the Code. The partnership may elect to treat these contracts as Section 1256 contracts (in other words, mark them to market). If the partnership makes this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

Straddles.    If the partnership incurs a loss when it disposes of any position that is part of a “straddle” (that is, two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). The partnership must capitalize interest and other carrying charges allocable to positions, which are part of a straddle, rather than deduct them currently. Certain modified “short sale” rules may apply to positions held by the partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

A limited partner who takes into account gain or loss with respect to a position held by the partnership, will be treated as holding the partnership’s position, except to the extent the Treasury Regulations provide otherwise. Accordingly, the partnership’s positions may limit the deductibility of losses a limited partner may incur on positions he holds for his own account, and positions a limited partner holds for his own account may limit his ability to deduct losses that the partnership incurs. Thus, a limited partner may not use straddles to defer gain from one taxable year to the next. Taxpayers generally must disclose all unrecognized gains on positions held at the end of the taxable year. The principle described above, under which a limited partner may be treated as holding partnership positions, may also require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

Where the positions of a straddle consist of both Section 1256 and non-Section 1256 contracts, the mixed straddle rules of the Code and Treasury Regulations will apply. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the partnership makes.

TAXATION OF LIMITED PARTNERS

Limitations on deductibility of partnership losses.    The amount of partnership loss, including capital loss, which a limited partner may take into account for federal income tax purposes is limited to the adjusted tax basis of his units. Generally, a limited partner’s initial tax basis will be the amount paid for each unit. A limited partner’s adjusted tax basis will be his initial tax basis reduced by the limited partner’s share of partnership distributions (if any), losses and expenses and increased by his share of partnership income and gains.

A partner may not deduct partnership losses for tax purposes to the extent these losses exceed the amount he has “at risk” with respect to the units. A limited partner generally is “at risk” for an amount equal to his tax basis for his units, less: (a) any amounts he has borrowed in connection with his purchase of the units for which he is not personally liable and for which he has pledged no property other than his units; (b) any amounts he has borrowed from persons who have a proprietary interest in the partnership; and (c) any amounts he has borrowed for which he is protected against loss through guarantees or similar arrangements.

Limitations on deductibility of passive losses.    An individual who derives losses from activities in which he does not materially participate (“passive activities”) generally may deduct those losses only to the extent he has income from passive activities. Portfolio income (such as dividends, interest and gain from the sale of securities which are actively traded or held for investment) or “non-passive” income is not treated as income from passive activity, and thus may not be offset by losses from passive activities. All of the partnership’s income is likely to be portfolio income or non-passive income. Therefore, a limited partner likely will be unable to offset his share of partnership income with losses from his passive activities. It is unclear whether or to what extent partnership losses, if any, will be treated as losses from a passive activity. The Treasury Regulations provide that for purposes of the passive loss rules the activity of “trading personal property for the account of the owners of interests in the activity” is not a passive activity. If this provision of the Treasury Regulations applies to the partnership, the passive activity loss rules would not restrict a limited partner’s ability to reduce his income for federal income tax purposes by his share of the partnership’s losses and deductions. However, he may be subject to other limitations on the use of these losses and deductions, including restrictions on the use of miscellaneous itemized deductions and capital losses).

If partnership losses are treated as losses from a passive activity, it is likely that a partner could use these losses only to offset passive income, if any, generated by the partnership. He could not use these losses to offset net income from other passive activities. Any passive losses that a limited partner cannot deduct currently, may be carried forward to offset any passive income the partnership may generate in future years, or until he disposes of his entire interest in the partnership.

Limited deduction of certain expenses.    The partnership will deduct certain operating expenses. These expenses may be classified either as expenses incurred in the conduct of a trade or business, or as investment expenses. If the expenses are investment expenses, a limited partner may deduct them only to the extent that they exceed 2% of his adjusted gross income. His itemized deductions are further reduced by an amount equal to the lesser of (a) 3% of his adjusted gross income in excess of a certain threshold amount or (b) 80% of his itemized deductions. Moreover, investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating his alternative minimum tax liability. The IRS is likely to closely scrutinize these expenses and may challenge deductions based on a re-characterization of the expenses or a claim that the expenses are excessive. Because of the factual issues involved, counsel to the partnership has not given an opinion concerning the deductibility of these expenses.

Tax liability will exceed distributions.    Under federal tax law, a limited partner must report and pay tax on his share of the partnership income each year, even though the general partner does not intend to make any distributions from the partnership.

Tax on capital gains and losses.    For individuals, trusts and estates, “long-term capital

gains” are currently taxed at a maximum marginal tax rate of 20% and “short-term capital gains” and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

An individual may deduct the excess of capital losses over capital gains against his ordinary income on a dollar-for-dollar basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). He may also carry forward any excess capital losses.

Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. An individual taxpayer may elect to carry these losses back to each of the preceding three years and apply them against gains from Section 1256 contracts. To the extent a taxpayer cannot use these losses to offset past Section 1256 gain, he may carry these losses forward indefinitely.

Alternative minimum tax.    The alternative minimum tax for individuals is imposed on “alternative minimum taxable income” that exceeds certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. A taxpayer may not offset alternative minimum taxable income with certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnership. Corporations are also subject to an alternative minimum tax. The extent to which a limited partner will incur the alternative minimum tax will depend on his overall tax situation at the end of the taxable year.

Limitation on deductibility of interest on investment indebtedness.    Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Non-corporate taxpayers generally may deduct this interest only to the extent it does not exceed net investment income. A limited partner’s net capital gain from the disposition of units is investment income only if the limited partner waives the benefit of the preferential tax rate on the gain. Whether a limited partner’s distributive share of partnership net capital gain constitutes investment income where the gain is taxed at the maximum rate for capital gains is unclear. Interest expense a limited partner incurs to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the next taxable year.

Tax elections.    The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734 of the Code) and transfers of units, including transfers by reason of death (Section 743 of the Code), provided that the partnership has made an election under Section 754 of the Code. As a result of the complexities and added expense of the tax accounting required to implement this election, the general partner may not make this election for the partnership. Therefore, the partners may lose any benefits which might be available to the partners from that election.

Partnership’s taxable year.    The partnership’ taxable year will be the calendar year.

Unrelated business taxable income of employee benefit plans and other tax-exempt investors.    Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the units purchased by these plans and entities are not “debt-financed.”

However, if the partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnership is entitled to engage in these leveraged purchases of physical commodities.

TAX AUDITS

All partners are required under the Code to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the IRS disclosing the inconsistencies. Adjustments in tax liability on partnership items will be made at the partnership level. The general partner will represent the partnership during any audit and in any dispute with the IRS. The general partner will inform each limited partner of any audit of the partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners who own less than a 1% profits interest if the partnership has more than 100 partners. However, before any settlement, such a limited partner may file a statement with the IRS stating that the general partner does not have the authority to settle on his behalf.

The IRS generally may assess a deficiency against a partner with respect to a partnership tax item for three years after the partnership files its return. However, the general partner may consent on behalf of the partnership to the extension of the period for assessing a deficiency. As a result, a limited partner’s federal income tax return may be subject to examination and adjustment by the IRS for a partnership item more than three years after the partnership’s tax return has been filed.

STATE AND LOCAL INCOME TAX ASPECTS

In addition to the federal income tax consequences for individuals described under “Material Federal Income Tax Considerations” above, the partnership and its limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable as a result of an investment in the partnership.

A limited partner’s distributive share of the partnership’s realized profits may need to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnership’s transactions in Section 1256 contracts. Accordingly, you should consult with your own tax advisors concerning the applicability of state and local taxes to an investment in the partnership.

NASAA GUIDELINES

The following guidelines are contained in Section IV.C. of the NASAA Registration of Commodity Pool Programs: (a) the aggregate of (i) the management fees payable by the partnership to the general partner and the trading advisor(s), and (ii) the partnership’s customary and routine administrative expenses (other than commodity brokerage commissions or fees, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), may not exceed 1/2 of 1% of the partnership’s net assets per month, or 6% of the partnership’s net assets annually; (b) the aggregate quarterly incentive fees payable by the partnership may not exceed 15% of the partnership’s “trading profits” attributable to that trading advisor for the applicable calculation period, provided that the incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of net assets annual limit thereon (that is, if such fees and expenses are 4% of net assets, the maximum incentive fee payable may be increased to 19%); (c) any “round turn” brokerage commissions (excluding transaction fees and costs) payable by the partnership to any clearing broker may not exceed 80% of that clearing broker’s published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the partnership to any clearing broker, (ii) any transaction fees and costs separately payable by the partnership, and (iii) any net excess interest and compensating balance benefits to any clearing broker (after crediting the partnership with interest), may not exceed 14% annually of the partnership’s average monthly net assets as at the last day of each month during each calendar year.

PREVENTION OF MONEY LAUNDERING AND PRIVACY POLICY

Prevention of Money Laundering.    The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), signed into law on and effective as of October 26, 2001, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities. The USA PATRIOT Act requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject pooled investment vehicles such as the general partner to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require the general partner or other service providers to the partnership, in connection with the establishment of anti-money laundering procedures, to share information with governmental authorities with respect to investors in the Securities. Such legislation and/or regulations could require the general partner to implement additional restrictions on the transfer of units in the partnership. The general partner reserves the right to request such information as is necessary to verify the identity of a limited partner and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN, the U.S. Securities and Exchange Commission or the U.S. Commodity Futures Trading Commission. In the event of delay or failure by the applicant to produce any information required for verification purposes, an application for or transfer of Interests and the subscription monies relating thereto may be refused.

Privacy Policy.    The following privacy policy describes the standards the general partner follows for the collection, use and protection of the investors’ nonpublic personal information.

Information the General Partner Collects.    The general partner collects nonpublic personal information about investors primarily from the following sources: (i) information on your applications and forms; (ii) data which you supply to the general partner and (ii) information about your transactions with the general partner from other sources.

Information the General Partner Discloses.    The general partner restricts access to information to authorized individuals who need to know this information in order for the general partner to provide service and products to its current and former investors, including accounting firms and banks. The general partner does not disclose to anyone any information that it collects about current and former investors except as permitted by such investors or as required by law.

Protection of Information.    The general partner maintains physical, electronic and procedural safeguards that protect such information.

LEGAL MATTERS

Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of units, have been passed upon for the partnership and the general partner by Henderson & Lyman, 175 West Jackson Boulevard, Suite 240, Chicago, Illinois 60604. Henderson & Lyman also has acted as counsel for Uhlmann Price Securities in connection with the offering of units. Henderson & Lyman may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnership.

EXPERTS

The statements of financial condition for the partnership as of April 12, 2004 and the general partner as of December 31, 2003, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in the reports appearing herein, and are included in reliance upon the reports of such firm given upon such firm’s authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The partnership has filed a registration statement relating to the units registered with SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

You may read the registration statement, or obtain copies by paying prescribed charges, at the SEC’s public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statement is also available to the public from the SEC’s Web site at “http://www.sec.gov.”

PART TWO

THE BEACON FINANCIAL FUTURES FUND, L.P. STATEMENT OF

ADDITIONAL INFORMATION

THE FUTURES, OPTIONS ON FUTURES AND FORWARDS MARKETS

FUTURES CONTRACTS

Futures contracts are standardized contracts traded on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities or instruments (collectively “commodities”) at a specified price, time and place. According to the Futures Industry Association, there was in excess of $40 billion in assets under management in the managed futures industry as at August 2002.

A market participant may either buy or sell a futures contract. The contractual obligations, if required, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange before the designated date of delivery.

The futures markets have undergone dramatic changes in the past 25 years. Futures contracts on interest rate products, stock indices, and energy products, which today comprise approximately 82% of the futures and options on futures contracts traded worldwide, were not offered in 1974. According to statistics provided by the Futures Industry Association, activity in futures and options on futures markets was divided as follows:

Sector	In 2000
Interest Rates	50%
Stock Indices	15%
Agricultural Products	13%
Metals	3%
Energy Products	15%
Currencies	3%
Other	1%

Estimated data as of December 31, 2000.

The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as stock indices approved by the CFTC settle in cash (regardless of whether any attempt is made to offset these contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

An option on a futures contract or on a commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the “striking,” “strike” or “exercise” price) in the underlying futures contract or commodity.

The buyer of a “call” option acquires the right to take a long position (that is, the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

The buyer of a “put” option acquires the right to take a short position (that is the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the strike price.

A call option on a futures contract is said to be “in-the-money” if the striking price is below current market levels and “out-of-the-money” if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be “in-the-money” if the striking price is above current market levels and “out-of-the-money” if the strike price is below current market levels.

Options on futures have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options on futures usually trade at a premium above their intrinsic value (that is, the difference between the market price for the underlying futures contract and the strike price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option’s intrinsic and market values is referred to as the “time value” of the option.

FORWARD CONTRACTS

Contracts for the future delivery of certain commodities may also be made through banks or dealers under what are commonly referred to as “forward contracts.” A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked” prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances these contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

HEDGERS AND SPECULATORS

The two broad classes of persons who trade futures interest’s contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of adverse price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time that the speculator must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks the speculator’s own capital with the hope of making profits from price fluctuations in futures, forwards and options on futures contracts. Speculators rarely take delivery of commodities but rather close out their positions by entering into offsetting purchases or sales of futures, forwards and options on futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for the speculator to make profits or incur losses regardless of whether prices go up or down. The partnership will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

Futures exchanges provide centralized market facilities for trading futures contracts and options on futures (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearinghouse.” Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade. Their only remaining concerns are the solvencies of their clearing brokers and the clearinghouse.

Foreign futures exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange does not become substituted for any party.

SPECULATIVE POSITION LIMITS

The Commodity Futures Trading Commission (CFTC) and United States futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnership is not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on that exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract and may not apply on foreign exchanges.

REGULATION

GENERAL

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and has adopted regulations with respect to certain activities of these persons. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations under that Act and in certain other circumstances. Suspension, restriction or termination of the general partner’s registration as a commodity pool operator would prevent it, unless and until its registration has been reinstated, from managing, and might result in the termination of, the partnership. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors. If the registration of one of the partnership’s trading advisor as a commodity trading advisor were to be terminated, restricted or suspended, the trading advisor would be unable, unless and until its registration were to be reinstated, to render trading advice to the partnership. The partnership itself is not registered with the CFTC in any capacity.

The Commodity Exchange Act requires all “futures commission merchants,” such as Man Financial and UBS Financial Services, to (a) meet and maintain specified fitness and financial requirements, (b) segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and (c) to maintain specified books and records open to inspection by the staff of the CFTC. The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act. These rules allow any person to file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor or commodity pool operator, and any of their associated persons.

Under authority in the Commodity Exchange Act, the National Futures Association (NFA) has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with these standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisor, commodity pool operators, futures commission merchants, introducing brokers and their associated persons and floor brokers. The general partner, Man Financial, UBS Financial Services and The Price Futures Group are all members of the NFA (the partnership itself is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The partnership’s trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

DAILY LIMITS

Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) have regulations that limit the amount of fluctuation in futures interests contract prices during a single trading day. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond the limit.

MARGINS

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his clearing brokers to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts the trader purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of these low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as Man Financial and UBS Financial Services, carrying accounts for traders in futures contracts may not accept lower margin, and generally require higher amounts of margin, as a matter of policy for their protection. Man Financial and UBS Financial Services presently intend to require the partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

Trading in the currency forward contract market does not require margin but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since the partnership’s trading will be conducted through Man Financial and UBS Financial Services, the partnership will be able to take advantage of Man Financial’s and UBS Financial Services’ credit lines with several participants in the interbank market. Man Financial and UBS Financial Services will require margin with respect to the partnership’s trading of currency forward contracts.

A trader’s clearing broker computes margin requirements each day. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, the clearing brokers make a margin call. If the trader does not meet the margin call within the time required by the broker, the broker may close out the trader’s position. With respect to the partnership’s trading, the partnership, and not its limited partners personally, will be subject to margin calls.

POTENTIAL ADVANTAGES

An investment in the partnership is speculative and involves a high degree of risk. The general partner believes that managed futures investments (such as the partnership) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. Taking the risks into consideration, this investment does offer the following potential advantages.

INVESTMENT DIVERSIFICATION

If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, options on futures and physicals, you may still participate in these markets through an investment in the partnership, obtaining diversification from more traditional investments in stocks, bonds and real estate. The general partner believes, on the basis of past experience, that the profit potential of the partnership does not depend upon favorable general economic conditions, and that the partnership is as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time. Conversely, the partnership may be unprofitable during periods of generally favorable economic conditions.

Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a groundbreaking study about portfolio diversification. Specifically, Modern Portfolio Theory was used to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner’s work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio’s overall volatility or risk. Lintner’s findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, “The Benefits of Managed Futures.” Dr. Schneeweis concluded that “while... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive.”

The partnership’s combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnership, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance your overall portfolio.

The trading advisor’s speculative trading techniques will be the primary factor in the partnership’s success or failure. You should note that there are always two parties to a futures, forward, option or physicals contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, options on futures and physicals trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements and investment preferences, your financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.

Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

CORRELATION TO TRADITIONAL INVESTMENTS

Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation. For example, a managed futures program may have the ability to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (that is greater correlation) with stocks and bonds than other funds.

PROFESSIONAL MANAGEMENT

Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

•	Discipline. A professional trading advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.

•	Planned Strategy. A professional trading advisor uses a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.

•	Risk Control. A professional trading advisor offers a full time commitment to risk control, applying risk management strategies with years of research and experience.

•	Research and Development. A professional trading advisor is committed to ongoing research and development in an effort to continuously improve upon existing systems and technology to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership’s account.

LIMITED LIABILITY

Unlike an individual who invests directly in futures, forwards, options on futures and physicals, an investor in the partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, with interest.

ADMINISTRATIVE CONVENIENCE

The partnership is structured to relieve limited partners from having to handle many of the administrative details involved in engaging directly in futures, forwards and options on futures trading. The partnership’s administrative services include monthly and annual financial reports (including but not limited to, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnership necessary for limited partners to complete their federal income tax returns.

GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding certain terms used in this Prospectus:

Annualized Standard Deviation.    Standard Deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns) calculated annually. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Clearing Broker.    The entity responsible for assuring that futures and options on futures trades for a client are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place and for holding the client’s funds deposited with it as margin for the trades. In the U.S., clearing brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool.    The partnership, partnership or similar form of collective investment vehicle that consolidates funds from investors for the purpose of trading in commodity futures and options on futures contracts.

Commodity Pool Operator.    Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

Correlation.    Correlation measures the extent of linear association of two variables. The Coefficient of Determination (R2) is a measure of how well the regression line fits the data (variation explained by a regression line).

Daily Price Fluctuation Limit.    The maximum permitted fluctuation imposed by a commodity exchange in the price of a commodity futures contract for a given commodity that can occur on the exchange on a given day in relation to the previous day’s settlement price. The maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

Delivery.    The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

Forward Contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

Futures Contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or indices. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument or indices or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange before the designated date of delivery.

Introducing Broker.    A registered firm that introduces customers to a clearing broker who conducts sales activities.

Long Contract or Long Position.    A contract to accept delivery (that is, to buy) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options on futures contract. Margins on these contracts do not usually involve the payment of interest.

Margin Call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a clearing broker.

Maximum Annual Drawdown.    The maximum percentage decrease from an equity high to an equity low for a year.

Monthly Standard Deviation.    Standard Deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns) calculated monthly. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Notional Funds.    The amount by which the nominal size of an account exceeds the amount of actual funds in such account.

Open Position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Option on a Futures Contract.    A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time.

Pro forma.    Actual performance results for an advisor or fund adjusted for uniform levels of expenses, fees and charges across all relevant accounts.

Short Contract or Short Position.    A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

Speculative Position Limit.    The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

Systematic Technical Charting Systems.    A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Technical Analysis.    The analysis of technical market information by a trading advisor such as analyzing actual daily, weekly and monthly price fluctuations, trading volume variations and changes in numbers of open positions in various futures and options on futures contracts.

Trading Advisor.    Any person or entity that provides advice as to the purchase or sale of futures, forwards or options on futures contracts. A commodity trading advisor must register as a commodity trading advisor under the Commodity Exchange Act.

Value Added Monthly Index (VAMI).    This index reflects the growth of a hypothetical $1,000 in a given investment over time. The index is equal to $1,000 at inception. Subsequent month-end values are calculated by multiplying the previous month’s VAMI index by 1 plus the current month rate of return.

EXHIBIT A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the General Partner and Unit Holder of

The Beacon Financial Futures Fund, L.P.

Princeton, New Jersey

We have audited the accompanying statement of financial condition of The Beacon Financial Futures Fund, L.P. (the “Fund”) as of April 12, 2004. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of the Fund as of April 12, 2004, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Princeton, New Jersey

May 25, 2004

The Beacon Financial Futures Fund, L.P.

Statements of Financial Condition

As of April 12, 2004 and June 30, 2004 (unaudited)

	April 12, 2004	June 30, 2004
		(unaudited)
ASSETS
Current Assets
Cash	$1,000	$2,379

Total Current Assets	$1,000	$2,379

LIABILITIES & PARTNER’S CAPITAL
Liabilities
Payable to General Partner	$0	$1,379

Total Liabilities	0	1,379

Partner’s Capital

General Partner Capital Contribution (one unit)	1,000	1,000

Total Partner’s Capital	1,000	1,000

Total Liabilities & Partner’s Capital	$1,000	$2,379

See Notes to Statements of Financial Condition

The Beacon Financial Futures Fund, L.P.

Notes to the Statements of Financial Condition as of

April 12, 2004 and June 30, 2004 (unaudited)

Note 1:    Nature of Operations and Significant Accounting Policies

Nature of Operations:    The Beacon Financial Futures Fund, L.P. (a Delaware limited partnership) (the “Partnership”) was organized on April 6, 2004 to engage in speculative trading of a diversified portfolio of commodity interests including futures, options on futures and forward contracts.

Beacon Management Corporation, the general partner of the Partnership (the “General Partner”), is registered as a commodity pool operator and commodity trading advisor. UBS Financial Services and Man Financial, Inc. will initially serve as the Partnership’s clearing brokers.

The Partnership was initially capitalized by the General Partner on April 12, 2004 through the contribution of $1,000 in exchange for one unit of Partnership interest. The Partnership has not commenced operations and has had no other transactions or changes in net assets. The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to their respective ownership interests.

During the period from April 6, 2004 (date of organization) to June 30, 2004, the General Partner deposited $24,670 with the Partnership for the Partnership’s SEC and NASD registration fees. The fees actually incurred related to these registrations were $23,291 and at June 30, 2004, $1,379 is due from the Partnership to the General Partner. As of June 30, 2004, the Partnership has admitted no additional partners, has not commenced operations and has no changes in partner’s capital.

Significant Accounting Policies:    The following are the significant accounting policies of the Partnership.

Use of Estimates—The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Income Recognition—Purchases and sales of futures, options on futures, and forward contracts will be recorded on the trade date, and open contracts will be reflected at market value with the change in unrealized gains (losses) from one period to the next recorded in operations. Gains or losses are realized when contracts are liquidated. The specific contracts liquidated are determined by the clearing broker (in most cases on a FIFO basis).

Valuation—The majority of the Partnership’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Partnership will also be valued at published daily settlement prices or at dealers’ quotes.

Income Taxes—The Partnership is a partnership for federal income tax purposes and Partnership income or loss will be includable in the income tax returns of the individual partner.

Organization and Offering Expenses:    Organizational and Offering costs, estimated by the General Partner to be approximately $400,000, will be absorbed by the Selling Group Manager (“Uhlmann Price Securities, LLC”) and the General Partner. The Selling Group Manager and the General Partner will not be reimbursed by the Partnership for such costs.

Note 2:    Unit Transactions

Limited partners may purchase units of the Partnership upon approval by the General Partner at the net asset value, as of the last day of each month or on any other date as determined by the General Partner.

The Beacon Financial Futures Fund, L.P.

Notes to the Statements of Financial Condition as of

April 12, 2004 and June 30, 2004 (unaudited)—(Continued)

After holding the units for eleven months, limited partners may require the Partnership to redeem some or all of their units at the net asset value, as of the last day of each month without a redemption charge. Any units redeemed before the holder has been a limited partner for six months will be assessed a redemption charge equal to 5 percent of the net asset value per unit on the date of such redemption and units redeemed after six but within eleven months will be assessed a 4 percent redemption charge. Redemption charges will be paid by the redeeming limited partner to the General Partner.

Note 3:    Partnership Fees and Expenses

Brokerage Fee—The Partnership will pay the General Partner a fixed, monthly Brokerage Fee of 0.5417%, or 6.50% annually, of the Partnership’s monthly net asset value. Out of this Brokerage Fee, the General Partner will pay all clearing, execution and give-up, floor brokerage, exchange and National Futures Association fees, management fees, trading advisory fees, selling agent compensation, and any other transaction costs of the Partnership. The General Partner will retain any balance amount.

Included in the Brokerage Fee are the following amounts that are earned by the General Partner and Uhlmann Price Securities, LLC, the Selling Group Manager.

•	Management Fee—paid monthly to the General Partner at a rate of 1/12th of 1% of the Partnership’s monthly net asset value.

•	Trading Advisory Fee—paid monthly to the General Partner at a rate of 1/12th of 1% of the Partnership’s monthly net asset value.

•	Selling Agent Commission—fee to compensate distributors of the units for the Partnership for costs incurred in the distribution of Partnership units. Such distribution costs may include commissions, payments to sales agents, promotional materials, overhead allocations and interest.

The selling agent compensation will be paid monthly by the Partnership at a rate of 1/12th of 3% of the Partnership’s monthly net asset value. For the first 12 months after the sale of such units, the selling agent compensation will be paid monthly by the Partnership to the General Partner, as reimbursement to the General Partner for amounts advanced by the General Partner to the selling agent at the time of the sale of such units. Commencing with the 13th month after the sale of such units, the selling agent compensation will be paid to the selling agent.

Incentive Fees—The Partnership will make an incentive allocation equal to 20% trading profits to the capital account of the General Partner each quarter. Trading profits means the net new profits (realized and unrealized), excluding interest income, decreased by monthly Brokerage Fees and other operating expenses that are chargeable to the Partnership’s net assets, with these trading profits and items of decrease determined from the end of the last period for which an incentive fee was earned. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits.

If the Partnership makes an incentive allocation and the Partnership fails to earn new trading profits for any subsequent period, the General Partner’s capital account will retain the incentive allocation previously made. However, the Partnership will not make any subsequent incentive allocation until these losses have been recovered and the Partnership has again earned new trading profits.

Other Operating Expenses—The Partnership will pay all of its own direct legal, accounting, administrative, filing, reporting and data processing expenses.

The Beacon Financial Futures Fund, L.P.

Notes to the Statements of Financial Condition as of

April 12, 2004 and June 30, 2004 (unaudited)—(Continued)

In accordance with Section IV.C. of the NASAA Registration of Commodity Pool Programs, the fees and expenses, including extraordinary expenses, of the Partnership may not exceed 14% of the Partnership’s average monthly net assets, as of the last day of each month during the calendar year. The General partner will bear any fees in excess of these limitations.

Note 4:    Financial Instruments with Off-Balance-Sheet Risk

The Partnership’s trading activities will involve derivative financial instruments, primarily futures, options on futures, and forward contracts, which have market and/or credit risk.

Market Risk:    Market risk will arise primarily from changes in the market value of financial instruments. Generally, the Partnership’s exposure will be equal to the notional value of futures contracts purchased and unlimited on such contracts sold short. As both a buyer and seller of options on futures, the Partnership will pay or receive a premium at the outset and then bears the risk of unfavorable market variations underlying the option. The risk of loss for purchased options on futures will be limited to the premiums paid; written or sold options on futures will expose the Partnership to potentially unlimited liability.

Exposure to market risk will be influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments will be traded. In many cases, the use of financial instruments may serve to modify or offset market risk associated with other transactions and, accordingly, may serve to decrease the Partnership’s overall exposure to market risk. The Partnership will attempt to control its exposure to market risk through various analytical monitoring techniques.

Credit Risk:    Credit risk will arise primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership’s exposure to credit risk associated with counterparty nonperformance will be limited to the current cost to replace all contracts in which the Partnership has a gain. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the case settlement procedures for daily market movements and the margin requirements of individual exchanges.

Concentration of Credit Risk:    The Partnership will use Man Financial Inc. and UBS Financial Services as clearing brokers (“Clearing Brokers”). In the event these Clearing Brokers do not fulfill their obligations, the Partnership may be exposed to risk. This risk of default depends in part on the creditworthiness of these Clearing Brokers. The Partnership will attempt to minimize this credit risk by monitoring the creditworthiness of the Clearing Brokers.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member Owners of

Beacon Management Corporation

Princeton, New Jersey

We have audited the accompanying consolidated statement of financial condition of Beacon Management Corporation (the “Company”) as of December 31, 2003. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated statement of financial condition presentation. We believe that our audit of the consolidated statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of the Company as of December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Princeton, New Jersey

May 25, 2004

Beacon Management Corporation

Statements of Financial Condition

As of December 31, 2003 and Consolidated as of June 30, 2004 (unaudited)

Note: Purchasers of Units in The Beacon Financial Futures Fund L.P. will not receive any interest in Beacon Management Corporation.

	December 31, 2003	June 30, 2004
		(unaudited)
ASSETS
Current Assets
Cash	$285,214	$499,121
Accounts Receivable	258,832	78,362
Notes Receivable	500,000
Other Assets	4,760	32,312

Total Current Assets	1,048,806	609,795

Equipment (net of accumulated depreciation of $ 295,406 and $ 297,016 respectively)	9,584	31,955
Investments in Partnership Interests	63,878	440,064

Total Assets	$1,122,268	$1,081,814

LIABILITIES & MEMBER’S CAPITAL
Liabilities
Accounts Payable and Accrued Liabilities	$19,737	$48,631
Meka Futures Fund I Payable	29,583	29,583

Total Liabilities	49,320	78,214

Equity	1,072,948	1,003,600

Total Member’s Capital	1,072,948	1,003,600

Total Liabilities & Member’s Capital	$1,122,268	$1,081,814

See Notes to Statement of Financial Condition

Beacon Management Corporation

Notes to the Statements of Financial Condition as of December 31, 2003

and Consolidated as of June 30, 2004 (unaudited)

Note 1:    Nature of Operations and Significant Accounting Policies

Nature of Operations:    Beacon Management Corporation (the “Company”) was incorporated in Delaware in November 1982 and is registered as a commodity pool operator and a commodity trading advisor. The Company provides investment advisory services.

Basis of Presentation:    As of June 30, 2004, the consolidated statement of financial condition of the Company includes the accounts of Beacon Financial Futures Fund, L.P., a wholly owned subsidiary of the Company.

The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code, effective as of January 1, 2001.

Use of Estimates:    The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Investments in Partnership Interests:    As of December 31, 2003, the Company maintains two general partner investments and one limited partner investment. The investments are carried at fair value as determined by the general partners of the respective partnerships.

In January 2004, the Company made a $100,000 investment as the general partner in an affiliated investment partnership.

During April 2004, as general partner, the Company contributed $1,000 to The Beacon Financial Futures Fund, L.P. (the “Partnership”) as its initial investment.

Income Recognition:    Investment advisory fees are recorded on the accrual basis as earned. Incentive fees are recorded as earned.

Equipment:    Equipment is recorded at cost and is being depreciated on a straight-line basis over five years.

Note 2:    Notes Receivable

The notes receivable as of December 31, 2003, due from principals of the Company, represent contributions of capital and are payable no later than March 1, 2004, and accrue interest at 3% per annum. The notes and accrued interest were collected in full by March 1, 2004.

Note 3:    Meka-MV Futures Fund Payable

The Company has a contingent liability due to Meka-MV Futures Fund (“Meka-MV”)(for each of two separate classes), an affiliate of the Company, should Meka-MV cease operations for any reason. This contingent liability is being amortized over 60 months. During May 2004, one of the two separate classes ceased operations, and the Company retired $16,310 of the contingent liability. As of December 31, 2003 and June 30, 2004, this contingent liability was $46,628 and $24,500 respectively.

Note 4:    Meka Futures Fund I Payable

The Company has a liability of $29,583 as of December 31, 2003 and June 30, 2004 due to Meka Futures Fund I, an affiliate of the Company.

Beacon Management Corporation

Notes to the Statements of Financial Condition as of December 31, 2003

and Consolidated as of June 30, 2004 (unaudited)—(Continued)

Note 5:    Recently Issued Accounting Standards

In December 2003, the FASB issued interpretation No.46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable entities in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Company has not determined the effect, if any, that the provisions of FIN46R will have on the Company’s financial statements.

Note 6:    Capital Transactions

On June 30, 2004, the members of the Company contributed assets valued at $320,000, as additional paid in capital. This contribution represented additional capital contributions to fund the Company’s operating losses and raise the capital balance above $1,000,000.

Note 7:    Subsequent Events

Additional operating losses incurred by the Company during July 2004 have resulted in the members’ capital balance dropping below the $1,000,000 capital balance required by certain states for regulatory purposes. On July 30, 2004, the members of the Company contributed assets valued at $50,000, as additional paid in capital. This contribution represented additional capital contributions to fund the Company’s operating losses and raise the capital balance above $1,000,000.

EXHIBIT B

FORM OF LIMITED PARTNERSHIP AGREEMENT OF

THE BEACON FINANCIAL FUTURES FUND, L.P.

This Agreement of Limited Partnership (this “Agreement”), made as of April 6, 2004, by and among Beacon Management Corporation (USA), a Delaware corporation (the “General Partner”), and the other parties who execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

1. Formation; Name.

The parties to this Agreement hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is The Beacon Financial Futures Fund, L.P. (the “Partnership”). The General Partner will execute and file a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and will execute, file, record and publish as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2. Office.

The principal office of the Partnership will be 47 Hulfish Street, Princeton, New Jersey 08542, or such other place as the General Partner may designate from time to time.

The address of the principal office of the Partnership in the State of Delaware is c/o Registered Agents Legal Services, LLC, 1220 N. Market Street, Suite 606, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Registered Agents Legal Services, LLC, 1220 N. Market Street, Suite 606, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner may designate from time to time.

3. Business.

The Partnership’s business and general purpose is to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any related rights (referred to collectively as “Futures Interests”) and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the “CFTC”) for investment of customer funds and other securities on a limited basis, and to engage in all related activities. The objective of the Partnership’s business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership’s trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for in this Agreement and contemplated by the Act.

4. Term; Dissolution; Fiscal Year.

(a) Term. The term of the Partnership will commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and will end upon the first to occur of the following: (i) December 31, 2052; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding units (as defined in Section 6 below), which notice must be sent by registered mail to the General Partner not less than 120 days before the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership is continued by any remaining or successor general partner(s) in accordance with the provisions of this Agreement; (iv) the occurrence of any event which makes it unlawful for the existence of the Partnership to be continued; (v) a determination by the General Partner upon 60 days’ notice to the Limited Partners to terminate the Partnership; or (vi) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 10.

(b) Dissolution. Upon the occurrence of an event causing the termination of the Partnership, the Partnership will terminate and be dissolved. Dissolution, payment of creditors and distribution of the Partnership’s Net Assets will be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) will share in the Net Assets of the Partnership pro rata in accordance with that Partner’s capital account, less any amount owing by that Partner (or assignee) to the Partnership. The General Partner will, at its option, be entitled to supervise the liquidation of the Partnership.

Nothing contained in this Agreement will impair, restrict or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership conducts business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth in this Agreement or any others which they deem appropriate.

(c) Fiscal Year. The fiscal year of the Partnership will begin on January 1 of each year and end on the following December 31.

5. Net Worth of General Partner.

The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it will maintain its net worth at an amount not less than that required by any state in which the Partnership is offering units for sale. For the purposes of this Section 5, “net worth” (a) include amounts payable under enforceable contracts requiring the shareholder(s) of the general partner to purchase additional shares in, or contribute additional capital without the issuance of additional shares to, the general partner and (b) otherwise will be calculated in accordance with generally accepted accounting principles with all current assets based on their then current market values.

The requirements of the preceding paragraph of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) the modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that the proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy issued or applied under such law.

6. Capital Contributions and Offering of Units of Limited Partnership Interest.

The General Partner will contribute to the Partnership such amount in cash as is necessary to make the General Partner’s capital contribution equal to the greater of: (a) 1% of the total investments in the Partnership by all Partners and (b) $25,000. These contributions by the General Partner need not exceed the amount described above and will be evidenced by units of General Partnership Interest (“Unit(s) of General Partnership Interest”). The General Partner will maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, will be units of Limited Partnership Interest (“units” or, individually, a “Unit”). The net asset value of a Unit of General Partnership Interest will at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

The General Partner, for and on behalf of the Partnership, will issue and sell units to persons desiring to become Limited Partners, provided that those persons are determined by the General Partner to be qualified investors and their subscriptions for units are accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for units per subscriber will be such amount as the General Partner may determine from time to time in its sole discretion.

The Partnership, directly and/or through a selling agent or agents (each, a “Selling Agent”) as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale units and fractions of units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner may determine in its sole discretion. Units offered during any offering will be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a month and a closing for subscriptions received during the offering will be held as of that date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it determines appropriate in its sole discretion. At each closing, the Partnership will issue and sell units to each subscriber whose subscription has been accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit during any offering of units may not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which the Unit is issued and sold, unless the newly offered units’ participation in the Partnership’s profits and losses is proportionately reduced. During any offering, units may be subscribed for by the General Partner, any trading advisor to the Partnership (each, a “Trading Advisor”), any commodity broker for the Partnership (each, a “Commodity Broker”), and those persons’ shareholders, directors, officers, partners, employees, principals and affiliates. Subscriptions for units by those persons will not preclude them from receiving compensation from the Partnership for services rendered by them in their capacities as other than Limited Partners. No subscriber for units during any offering of units will become a Limited Partner until the General Partner: (a) accepts the subscriber’s subscription at a closing relating to the offering; (b) executes this Agreement on behalf of the subscriber under the power of attorney in the subscription agreement executed by the subscriber in connection with the offering; and (c) makes an entry on the books and records of the Partnership reflecting that the subscriber has been admitted as a Limited Partner. Accepted subscribers will be deemed Limited Partners at such time as their admission is reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership will be available to the Partnership to carry on its business, and the Partnership will not pay any interest on any such contribution.

In connection with any offering of units by the Partnership, the General Partner, on behalf of the Partnership, will: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements to them as the General Partner deems advisable or as may be required by applicable law with the CFTC and the National Futures Association (“NFA”), Registration Statements or other applications, notices or forms with the Securities and Exchange Commission (the “SEC”) and state securities and Blue Sky administrators, and Prospectuses (as used in this Agreement, the term “Prospectus” means the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of units), and such amendments and supplements to those documents as the General Partner deems advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion deems advisable or as may be required by applicable law; (c) make such arrangements for the sale of units as it deems advisable, including engaging a Selling Agent and entering into a selling agent agreement with the Selling Agent; and (d) take such action in connection with the matters described in clauses (a) through (c) as it deems advisable or necessary.

Except as otherwise specified in the Prospectus, the Partnership will pay any offering expenses and any selling commissions relating to the sale of units, and these offering expenses and selling commissions will be allocated on a per-Unit basis or in such other manner as the General Partner determines appropriate. No Limited Partner will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units, except as described in the Prospectus. No Limited Partner will have the right to consent to the admission of any additional Limited Partner.

The maximum number of units and the purchase therefore shall be as specified in the prospectus. Any subscription for Units will be subject to the collection of good funds.

7. Series of Units.

The General Partner may divide the Units into one or more series (each, a “Series”). Each Series shall generally have the same capital withdrawal, voting and other rights, and the same duties, as any other Series; provided that the General Partner may establish different management fees, performance allocations and leveraging levels for different Series, and provided further, that the General Partner anticipates that it shall establish one or more groups or classes within any or all Series that shall have such relative rights, powers and duties as shall be designated by the General Partner. The General Partner anticipates that such relative rights, powers and duties may include, but not be limited to, establishing different fees, expenses and allocations for such groups or classes. The General Partner may also provide that each Series shall participate only in the assets that are identified by the Partnership as assigned to the particular Series. Accordingly, the General Partner may allocate to the capital accounts (as described in Section 8 below) of the Partners assigned to a Series only those increases and decreases in the particular Partnership assets assigned to the Series. Such allocations shall be made according to the proportion that the capital account of each Partner assigned to the Series bears to the capital accounts of all partners assigned to the Series. If an asset is assigned to more than one Series, the increase or decrease in the asset shall be allocated to the Series in proportion to the participation of each Series in the asset.

The General Partner may permit a Partner to join more than one Series, and to designate the portion of his capital contribution that is allocated to each Series; the General Partner may permit a Partner to transfer between Series (and may charge the Partner reasonable transfer charges); in the case of any Partnership asset that the General Partner determines should not be allocated to a particular Series (e.g., a cash reserve), the General Partner may determine the basis on which the asset is allocated between or among the Series; and the General Partner may determine how any Partnership liability shall be allocated between or among the Series.

The General Partner may provide that the debts, liabilities and obligations with respect to a particular Series shall be enforceable only against the Fund assets of that Series and not against the Partnership assets generally.

If the Partnership has multiple Series, any reference herein to the Partnership and Partnership Percentages shall mean Series and Series Percentages, respectively, unless otherwise specified or the context otherwise requires.

8. Allocation of Profits and Losses; Accounting; Other Matters.

(a) Capital Accounts. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to the Partnership. Thereafter, each Partners’ capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 8(b) below and all subsequent capital contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 8(b) below, (b) all distributions made to the Partner pursuant to Section 8(h) below and (c) all redemptions or withdrawals made by such Partner pursuant to Section 11 below.

(b) Determination of Net Asset Value. The Net Asset Value of any Series shall be determined by the General Partner as of the close of business on the last day of each month (“Valuation Date”) before any management fees and incentive fees payable with respect to Units of such Series as of such date. All net profits, net losses and items of expense attributable to a Series, before payment of any management or incentive fees as of the end of such period, shall then be credited or charged to the capital accounts of the Partners holding Units in such Series in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Series for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall also be charged to that Partner’s capital account. The General Partner may calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to a Limited Partner.

(c) Allocations of Profit and Loss. As of the end of each fiscal year, the Partnership’s profit or loss attributable to a Series shall be allocated among the Partners holding Units of such Series pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners’ respective Unit Ownership Percentages from net short-term capital gain or loss, net long-term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Series as follows:

(i) First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account during the fiscal year to reflect equitably amounts credited or debited to its capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

(ii) Second, the remainder of the taxable income or loss of the Partnership attributable to such Series for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Series included therein, shall be allocated among the Partners holding Units of such Series, and former Partners who held Units at any time during such fiscal year of such Series, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner’s and former Partner’s capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

(iii) The character of any item of income, gain, expense or loss allocated pursuant to this Section 8(c) shall be made solely in the discretion of the General Partner.

(iv) All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code of 1986, as amended (“Code”) or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners’ capital accounts their distributable share of such taxes, fees and assessments.

(v) Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership’s items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this Section 8(c), provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (v) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

(d) Definitions; Accounting.

(i) Net Assets. The Partnership’s “Net Assets” means the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost) and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) and less the total liabilities of the Partnership (including, but not limited to, all brokerage, management fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange means the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on that day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest is traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated will be the market value of those Futures Interest for that day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market means its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

(ii) Net Asset Value. The “Net Asset Value” of a Unit means the Net Assets allocated to capital accounts represented by units of Limited Partnership Interest divided by the aggregate number of units of Limited Partnership Interest.

(iii) Unit Ownership Percentage. The “Unit Ownership Percentage” with respect to each Partner holding Units of a Series as of any date, shall refer to the number of Units owned by such Partner of such Series, divided by the number of Units of such Series outstanding as of such date. The sum of the Unit Ownership Percentages as to each Series shall equal 100%.

(e) Expenses and Limitations on Expenses. In consideration for its management services, the General Partner will be entitled to payment of a monthly management fee equal to 1/12th of 1% of the Net Asset Value of the Partnership. The General Partner will also be paid a monthly trading advisor fee equal to 1/12th of 1% of the Net Asset Value of the Partnership. In addition, the General Partner or its Affiliate will be entitled to reimbursement of the continuing offering and operating expenses of the Partnership (including, but not limited to, legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses) to the extent specified in the Prospectus. Subject to the limits set forth below, and except to the extent that the General Partner or an affiliate has agreed to pay any of these fees, costs or expenses as provided in the Prospectus, the Partnership will pay its operational expenses. The General Partner will not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment and staff necessary for Partnership operations and administration of redemptions of units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur. The Partnership’s assets held by any Commodity Broker, as provided in Section 8(i), may be used as margin solely for the Partnership’s trading. The Partnership will bear all commodity brokerage fees and commissions and, except as otherwise set forth in this Agreement or described in the Prospectus, will be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give up” or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker’s institutional and overnight execution facilities (collectively, “Transaction Fees and Costs”)), and management fees. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner. These reserves will reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

(f) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and non-assessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

(g) Return of Limited Partner’s Capital Contribution. Except to the extent that a Limited Partner has the right to withdraw capital through redemption of units in accordance with Section 11(b), no Limited Partner will have any right to demand the return of his capital contribution or any profits added to them, except upon termination and dissolution of the Partnership. In no event will a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

(h) Distributions. The General Partner will have sole discretion in determining what distributions (other than on redemption of units), if any, the Partnership will make to its Partners. If made, all distributions will be pro rata in accordance with the capital accounts of the Partners.

(i) Interest on Assets. The Partnership will deposit all of its assets with any banks or other financial institutions that the General Partner may select and with those Commodity Broker(s) as the Partnership may use from time to time. Unless provided otherwise in the Prospectus, assets deposited with Commodity Broker(s) will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and those Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus.

9. Management and Trading Policies.

(a) Management of the Partnership. Except as may be otherwise specifically provided in this Agreement, the General Partner, to the exclusion of all Limited Partners, will conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner will have the power to represent, act for, sign for or bind the General Partner or the Partnership. Except as provided in this Agreement, no Partner will be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership’s Commodity Broker(s) for the purpose of trading in Futures Interests. The General Partner will be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner will have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner may not employ, or permit another to employ, these funds or assets in any manner except for the benefit of the Partnership.

(b) The Partnership may not enter into any agreement with the General Partner, or its Affiliates (other than a selling agent agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it may be terminated by the Partnership without penalty upon 60 days’ prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to the agreement, upon written notice given not less than 60 days before the original termination date or any extended termination date, notifies the other party of its intention not to renew.

The General Partner is authorized: (a) to enter into the Customer Agreements described in the Prospectus (each, a “Customer Agreement”) with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to those Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (b) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of those Agreements and to employ from time to time other Commodity Brokers under customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion deems to be in the best interests of the Partnership; provided, however, that the General Partner must review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided to the Partnership by the Commodity Broker, the General Partner or any of their Affiliates; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate of the General Partner in organizing and operating the Partnership and offering units; (v) the overall costs to the Partnership; and (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets it holds.

The General Partner may subdivide or combine units in its discretion, provided that no subdivision or combination may affect the Net Asset Value of any Limited Partner’s interest in the Partnership.

In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Series of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, that are not paid out to the Commodity Brokers, Selling Agents or the Partnership’s other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

(c) General Trading Restrictions. The General Partner is subject to the following restrictions with respect to its trading decisions on behalf of the Partnership.

(i) The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

(ii) The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not borrow money except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate of the General Partner, the lending entity (the “Lender”) may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate of the Lender receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

(iii) The Partnership will not permit “churning” of the Partnership’s assets.

(iv) The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers and other financial institutions which the General Partner has determined to be creditworthy.

(v) Except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market, the General Partner will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest.

(d) Changes to Trading Restrictions. The General Partner may not make any material change in the trading restrictions in Section 9(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership’s trading restrictions so approved by the Limited Partners.

(e) Miscellaneous. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

The General Partner will prepare or cause to be prepared and shall file on or before the due date (including any extension) any federal, state or local tax returns which are required to be filed by the Partnership. The General Partner will cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner will not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is, in good faith and by appropriate legal proceedings, contesting the validity, applicability or amount of that tax and the contest does not materially endanger any right or interest of the Partnership.

The General Partner is authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner has notified the Internal Revenue Service and the General Partner that the General Partner may not act on that Partner’s behalf.

If the Partnership is required to withhold United States taxes on income with respect to units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, the General Partner may pay the tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to those units.

The General Partner will keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the “CEA”), and the CFTC’s rules and regulations under the CEA, or as are required by other regulatory bodies, exchanges, boards and authorities having jurisdiction. These books and records will be retained by the Partnership for not less than five years.

The Partnership’s books and records will be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner will send copies of the books and records to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of units will be retained by the Partnership for not less than six years.

Except as described in this Agreement or in the Prospectus, no person may receive, directly or indirectly, any advisory, management or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or “give-ups” to the General Partner, and these prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership may not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker will not constitute commingling.

The General Partner must devote such time and resources to the Partnership’s business and affairs as it, in its sole discretion, deems necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and will not be required to refrain from any other activity or disgorge any profits from any that activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, those persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described in this Agreement and in the Prospectus, the General Partner may not engage any Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform those services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement under which the Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement under which the Affiliate is to perform services for the Partnership may not exceed one year, and that agreement must be terminable without penalty upon 60 days prior written notice by the Partnership. Nothing contained in the preceding sentence prohibits the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

No person dealing with the General Partner is required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

10. Audits; Reports to Limited Partners.

The Partnership’s books will be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership will use its best efforts to cause each Partner to receive(a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited those statements, and such other information as the CFTC and NFA may from time to time require (these annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed) and such tax information relating to the Partnership as is necessary for the Partner to complete his federal income tax return; (b) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time may require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (c) at such times as are necessary or advisable in the General Partner’s sole discretion, such other information as the CFTC and NFA from time to time may require under the CEA to be given to participants in commodity pools.

In addition, if any of the following events occurs, notice of that event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 11(b) and 16, will be mailed to each

Limited Partner within seven business days after the occurrence of the event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for that Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisor or any material change in the Advisory Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership’s fiscal year; (g) any material change in the Partnership’s trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) the notice must also advise Limited Partners that a “Special Redemption Date,” on a date specified in the notice (but in no event earlier than 15, nor later than 45, days after the mailing of the notice), will take place as of which Limited Partners may redeem their units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to the notice, the Partnership will liquidate all existing positions as promptly as reasonably practicable and will suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner will determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used in this Agreement, “material change in the Partnership’s trading policies” means any material change in those trading policies specified in Section 9(c).

The Net Asset Value of a Unit will be determined monthly by the General Partner, and the most recent Net Asset Value calculation will be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner has received a written request from that Partner.

In addition, no increase (subject to the limits in the fourth paragraph of Section 8(e)) in any of the management, incentive or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 8(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of the increase is mailed to each Limited Partner at least five business days before the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) the notice must describe the redemption and voting rights of Limited Partners, as set forth in Sections 11(b) and 16; and (iii) Limited Partners redeeming units at the first Redemption Date following the notice will not be subject to the redemption charges described in Section 11(b).

11. Transfer; Redemption of Units.

(a) Transfer. A Limited Partner may transfer or assign his units only as provided in this Section 11(a). No transferee or assignee will become a substituted Limited Partner unless the General Partner first consents to the transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of units which is permitted under this Agreement will be effective as of the end of the month in which the transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 15 days prior written notice of the transfer or assignment from the Limited Partner, which notice must set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of units to be transferred or assigned, and which notice must be signed by the Limited Partner. No transfer or assignment of units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all units held by the transferor or assignor are being transferred or assigned), would, by reason of the transfer or assignment, acquire units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction will not apply to transfers or assignment of units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner’s family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term “Affiliate” also includes any partnership, corporation, association or other legal entity for which that Limited Partner acts as an officer, director or partner). No transfer or assignment will be permitted unless the General Partner is satisfied that (i) the transfer or assignment would not be in violation of the Act or applicable federal, state or foreign securities laws, and (ii) notwithstanding the transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of units will be effective or recognized by the Partnership if the transfer or assignment would result in the termination of the Partnership for federal income tax purposes, or if the transfer is to a pension plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, as a result of the transfer, the Partnership’s assets would be deemed to be pension plan assets within the meaning of ERISA or regulations issued by the United States Department of Labor (the “DOL”) under ERISA. No transferee or assignee of units who has not been admitted to the Partnership as a substituted Limited Partner will have any of the rights of Limited Partner, except that that person will receive that share of capital and profits and will have that right of redemption to which his transferor or assignor would otherwise have been entitled and will remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner will have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner will bear all costs (including any attorneys’ and accountants’ fees) related to the transfer or assignment of his units.

If the General Partner consents to the admission of a substituted Limited Partner under this Section 11(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

(b) Optional Redemption. Except as set forth below and in accordance with the terms of this Agreement, a Limited Partner (or any assignee of a Limited Partner) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his units at the Net Asset Value, reduced as described below (any such withdrawal being referred to as a “Redemption”). The minimum amount of any redemption is 5 units (2 units for IRAs or qualified retirement plans), unless a Limited Partner is redeeming his entire interest in the Partnership. Units may be redeemed at the option of a Limited Partner as of the end of any month. However, any Unit redeemed at or before the end of the sixth month following the closing at which the Unit was issued will be assessed a redemption charge equal to 5% of the Net Asset Value of a Unit on the date of redemption. Units redeemed after six months and within eleven months will be assessed a redemption charge equal to 4% of the Net Asset Value on the date of redemption. The foregoing charges will be paid to the General Partner.

Redemption of a Limited Partner’s units will be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form has been received by the General Partner (“Redemption Date”); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) have been paid or the Partnership has remaining property sufficient to pay them. As used in this Agreement, “Request for Redemption” means a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (Chicago time) at least ten (10) business days before the date on which the Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

The General Partner is authorized to execute, file, record and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as are necessary or desirable to reflect any Redemption under this Section 11(b).

(c) Mandatory Redemption. The General Partner may, on written notice, require any Limited Partner that is a pension plan within the meaning of ERISA to redeem some or all of its units (a “Mandatory Redemption”) if the General Partner determines a Mandatory Redemption is necessary to insure that the Partnership’s assets will not be deemed to be pension plan assets within the meaning of ERISA or regulations issued by the DOL under ERISA. A Mandatory Redemption of a Limited Partner’s units will be effective as of the last day of the month in which the General Partner notifies the Limited Partner of the Mandatory Redemption (the “Mandatory Redemption Date”). The General Partner may adopt such procedures for Mandatory Redemptions as the General Partner determines are fair and equitable to all Limited Partners that are pension plans.

(d) Redemption Payments. Upon a Redemption or Mandatory Redemption, a Limited Partner (or any assignee of a Limited Partner) will receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value as of the Redemption Date or Mandatory Redemption Date, less any redemption charges and any amount owing by the Partner (and his assignee, if any) to the Partnership under Section 15(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 15(d) by the Partner to whom the Unit was sold, as well as all amounts owed by all assignees of the Unit, will be deducted from the Net Asset Value of the Unit upon Redemption. The General Partner will endeavor to pay for units that have been redeemed within ten (10) business days after the Redemption Date or Mandatory Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which are due the Partnership from commodity brokers, banks or other persons), the Partnership may delay payment to Partners whose units are being redeemed of the proportionate part of the Net Asset Value of the units represented by the sums which are the subject of the default or delay. Redemptions and Mandatory Redemptions will be made by check mailed to the Limited Partner. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to Redemptions.

12. Special Power Of Attorney.

Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file and record on his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments to them; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver and file amended certificates or agreements of limited partnership or other instruments to reflect that admission. The Power of Attorney granted in this Agreement is irrevocable and deemed to be a power coupled with an interest and will survive the incapacity, death, dissolution, liquidation or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor to the General Partner acting in good faith under this Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by the attorney-in-fact under the Power of Attorney granted in this Section 12, this Agreement will control.

13. Withdrawal of Partners.

The Partnership will terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner (unless a new general partner(s) is elected under Section 16(c) and the remaining general partner(s) has elected to continue the business of the Partnership, which any remaining general partner(s) will have the right to do). The General Partner may not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners under Section 16(c) and elect to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with its withdrawal. The General Partner will be paid the Net Asset Value of its interests in the Partnership as of the date of withdrawal.

The death, in competency, withdrawal, insolvency, bankruptcy, termination, liquidation or dissolution of a Limited Partner will not terminate or dissolve the Partnership, and the Limited Partner, his estate, custodian or personal representative will have no right to withdraw or value the Limited Partner’s interest in the Partnership except as provided in Section 11. Each Limited Partner (and any assignee of the Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested in his estate to waive the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 9(e)).

14. No Personal Liability For Return Of Capital.

Subject to Section 15, neither the General Partner, nor any Affiliate of the General Partner will be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made under this Agreement will be made solely from the assets (which will not include any right of contribution from the General Partner) of the Partnership.

15. Standard of Liability; Indemnification.

(a) Standard of Liability. The General Partner and its Affiliates will not be liable to the Partnership, the Limited Partners or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless that act, omission, conduct or activity constitutes misconduct or negligence.

(b) Indemnification by the Partnership. The Partnership will indemnify, defend and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee of a Limited Partner), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity or conduct that was the basis for the loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer will be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate of the General Partner is a party defendant, that person may be indemnified only to the extent and subject to the conditions specified in the Act and this Section 15(b). The Partnership may make advances to the General Partner or its Affiliates under this Section 15(b) only if: (1) the demand, claim, lawsuit or legal action relates to the performance of duties or services by those persons to the Partnership; (2) the demand, claim, lawsuit or legal action is not initiated by a Limited Partner; and (3) the advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification under this Agreement.

Nothing contained in this Section 15(b) will increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions. No rights to indemnification and payment of attorneys’ and accountants’ fees and expenses will be affected by the termination of the Partnership or the withdrawal, insolvency or dissolution of the General Partner.

The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

(c) Affiliate. As used in this Agreement, the term “Affiliate” of a person means: (i) any natural person, partnership, corporation, association or other legal entity directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of that person; (ii) any partnership, corporation, association or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by that person; (iii) any natural person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by, or under common control with, that person; or (iv) any officer, director or partner of that person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 15(b), the term “Affiliate” includes only those persons performing services for the Partnership.

(d) Indemnification by Partners. If the Partnership is made a party to any claim, demand, dispute or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of, or in connection with, any Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership’s business, the Partner (or assignees cumulatively) must indemnify, defend, hold harmless and reimburse the Partnership for that loss, liability, damage, cost and expense to which the Partnership becomes subject (including attorneys’ and accountants’ fees and expenses).

16. Amendments; Meetings.

(a) Amendments with Consent of the General Partner. If, at any time during the term of the Partnership, the General Partner deems it necessary or desirable to amend this Agreement, the amendment will be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken under this Section 16 that have been approved by the percentage of outstanding units prescribed above will be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner is authorized to amend this Agreement without the consent of any Limited Partner to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions in this Agreement; (iii) make any amendment to this Agreement that is not materially adverse to the Limited Partners; (iv) effect the intent of the allocations proposed in this Agreement to the maximum extent possible in the event of a change in the Code or the interpretations of the Code affecting those allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 of this Agreement; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisors Act of 1940, as amended (the “Advisors Act”), or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisors Act, if the General Partner reasonably believes that doing so is necessary. Any supplemental or amendatory agreement must be adhered to and have the same force and effect from and after its effective date as if it had originally been embodied in, and formed a part of, this Agreement; provided, however, that no supplemental or amendatory agreement may, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

(b) Meetings. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, will be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of units owned by each.

Upon receipt of a written request, signed by Limited Partners owning at least 10% of the units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote under this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after receipt, must call a meeting of the Partnership. The meeting must be held at least 30 but not more than 60 days after the mailing of the notice, and the notice must specify the date, a reasonable place and time, and the purpose of the meeting.

(c) Amendments and Actions Without Consent of the General Partner. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no amendment may, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, fees or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership under Section 13, or becomes insolvent, bankrupt or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action may adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and provided further, that units owned by the General Partner and any Affiliate of the General Partner may not be voted on the matters described in clauses (iii) and (v) above. Any action which has been approved by the percentage of outstanding units prescribed above will be deemed to have been approved by all Limited Partners.

(d) Action Without Meeting. Notwithstanding contrary provisions of this Section 16 covering notices to, meetings of and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by Limited Partners owning units having not fewer than the minimum number of votes that would be necessary to authorize or take that action at a meeting of Limited Partners at which all outstanding units have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners must be given to those Limited Partners who have not consented in writing within seven business days after the taking of the action.

(e) Amendments to Certificate of Limited Partnership. If an amendment to this Agreement is made under this Section 16, the General Partner is authorized to execute, acknowledge, swear to, deliver, file, record and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as may be necessary or desirable to reflect such amendment.

17. Governing Law.

The validity and construction of this agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, including, specifically, the act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws will not be governed by this Section 17.

18. Miscellaneous.

(a) Priority Among Limited Partners. Except as otherwise specifically set forth in this Agreement, no Limited Partner will be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

(b) Notices. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of units) must be in writing and will be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604 (or such other address as the General Partner has notified the Limited Partners), upon the deposit of the notice in the United States mail. Requests for Redemption and notices of assignment or transfer of units will be effective upon timely receipt by the General Partner. Except as otherwise provided in this Agreement, all reports and notices under this Agreement must be in writing and must be sent by first-class mail to the last known address of the Limited Partner.

(c) Binding Effect. This Agreement will inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted in this Agreement, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee under this Agreement, the Partnership and the General Partner may rely upon the Partnership’s records as to who are Partners and assignees, and all Partners and assignees agree that their rights will be determined and that they will be bound thereby, including all rights which they may have under Section 16.

(d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

BEACON MANAGEMENT CORPORATION (USA)

By:
Name:
Title:

LIMITED PARTNERS:

By Beacon Management Corporation (USA), as Attorney-In-Fact under Power of Attorney in each Limited Partner’s Subscription Agreement

By:
Name:
Title:

REQUEST FOR REDEMPTION OF UNITS IN

THE BEACON FINANCIAL FUTURES FUND, L.P.

INSTRUCTIONS

This request for redemption must be received by the general partner at the address shown below not less than 10 business days prior to the close of the month for which redemption is requested. If your request is not received on time, your request will not be processed. If you desire to redeem units the next month or a subsequent month, you must submit a new redemption request.

The Beacon Financial Futures Fund, L.P.

c/o Derivatives Portfolio Management, LLC

Two Worlds Fair Drive

P.O. Box 6741

Somerset, New Jersey 08875-6741

A signed original is required; facsimile copies are not acceptable.

The minimum redemption that you may request is either the lesser of 5 units or your entire investment in the partnership. You may redeem 2 units if you are an IRA or qualified retirement plan.

You will receive a check for the redemption price of your units, mailed to the mailing address provided below. If you have been an investor in the partnership for less than 6 months following the closing at which your units were issued,, the amount of the check will be reduced by a 5% redemption fee If you have been an investor for more than 6 months and not more than 11 months, the amount of the check will be reduced by a 4% redemption fee.

REQUEST FOR REDEMPTION

I hereby irrevocably request that the partnership redeem              of my units of limited partnership interest on the last day of the month that this request is dated.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the units to be redeemed, with full power and authority to request the redemption. The units which are the subject of this request are not pledged or otherwise encumbered in any way. My signature has been guaranteed by a commercial bank or a member of a registered national securities exchange.

ACCOUNT INFORMATION

Name of Limited Partner(s)
(If units are co-owned, list the names of the co-owners)

Mailing Address

City	State	Zip Code

Daytime Phone No.

INDIVIDUAL SIGNATURE(S) (If units are co-owned, each owner must sign.)

Date

Date
Co-Owner (if applicable)

ENTITY SIGNATURE

Date
(Name of Entity)

By:
Authorized officer, partner, trustee or custodian

Title:

The Beacon Financial Futures Fund, L.P.

Subscription Instructions

Any person considering subscribing for the Units should carefully read and review a current Prospectus.

This Subscription Agreement accompanies the Prospectus dated August 2, 2004. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with Uhlmann Price Securities, LLC that the document date is current. Subscriptions using expired documents CANNOT be accepted.

1.	Check box for new investment or additional investment.

2.	Enter the total dollar amount being invested in Section 1.

3.	Check the appropriate box to indicate ownership type in Section 2. Investors who are not individuals must furnish a copy of Corporate Papers, Trust Agreements or other appropriate documents evidencing the authority of such entity to invest in the Fund.

For example, trusts must furnish a copy of the trust agreement; corporations must furnish a corporate resolution or bylaws.

4.	Enter the Social Security number OR Taxpayer ID number, as applicable, in Section 3. For IRA accounts, the Taxpayer ID number of the Custodian should be entered, as well as the Social Security number of the investor. Enter the investor’s brokerage account number and check the box, if the brokerage account is to be debited for investment.

5.	Enter the name of the investor in Section 4. For UGMA/UTMA (Minor), enter the Minor name on the first line of 4, followed by “Minor”, and enter the custodian name on the second line of 4.

6.	Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor on Section 5.

7.	Enter Custodian’s name and address in Section 6. Used for all IRA’s and Fiduciaries. Stamps are acceptable.

8.	The investor must sign and date Section 7. If it is a joint account, both investors must sign. In the case of IRAs, the Custodian’s signature, as well as the investor’s signature, is required. Check withholding box if applicable.

9.	The Financial Advisor (if applicable) must fill out and sign in Section 8. Broker/dealers may also require the signature of an office manager.

Executed Subscription Representations and Warranties, and Subscription Agreement and Power of Attorney forms, together with payment and all required investor documents should be sent to either:

1)	the administration office of the selling firm, if firm procedures require, or

2)	to the custodian firm if one is required (sending document early in the month is best if it is to reach the Partnership before month end), or

3)	to The Beacon Financial Futures Fund, L.P., c/o Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875-6741, Attn: Fund Administration or via facsimile to DPM at (732) 563-1193.

Subscriptions close on the last business day of each month and must be received by the Partnership’s Administration Department AT LEAST (7) BUSINESS DAYS prior to the last business day of the month.

NOTE: The selling firm’s administration department may have an earlier cut-off for subscriptions.

Payment instructions:

BY CHECK:	BY WIRE:	BY BROKERAGE ACCOUNT:
The Beacon Financial Futures Fund, L.P.	Mellon Bank	[SECTION 3] of Sub. Agreement
c/o DPM, LLC	Pittsburgh, PA	Check box and supply account to
2 Worlds Fair Drive	ABA # 043-000-261	debit
PO Box 6741 Somerset, NJ 07083	f/f/c to The Beacon Financial Futures Fund, L.P.
account:

If Investors have specific questions about the subscription process, please contact Uhlmann Price Securities at (312) 264-4400, or your firm’s administration department.

EXHIBIT C

THE BEACON FINANCIAL FUTURES FUND, L.P.

SUBSCRIPTION REPRESENTATIONS AND WARRANTIES

Investors Name(s):
Social Security #:	or Taxpayer ID #:

As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker, any selling agent who solicited Purchaser’s subscription and the Partnership, as follows:

(PLEASE INITIAL EACH ITEM TO INDICATE YOUR ACKNOWLEDGEMENT OR REPRESENTATION)

             (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

             (b) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

             (c) Unless (d) or (e) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

             (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

             (e) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit B.

             (f) Purchaser acknowledges receipt, not less than five (5) business days prior to signing the Subscription Agreement and Power of Attorney, of the Prospectus, describing among other things certain risk factors and restrictions on ownership and transfer of Units.

             (g) If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Partnership for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Partnership does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Partnership’s advisors, the Partnership’s cash manager, the Partnership’s futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Partnership’s advisors, the Partnership’s cash manager, the Partnership’s futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

             (h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

             (i) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Partnership. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

C-1

STATE SUITABILITY REQUIREMENTS

The states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)

1.	California—$225,000 NW or $60,000 NW and $60,000 AI.

C-2

EXHIBIT D

THE BEACON FINANCIAL FUTURES FUND, L.P.

UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

The Beacon Financial Futures Fund, L.P.

c/o Derivatives Portfolio Management, LLC

Two Worlds Fair Drive

P.O. Box 6741

Somerset, New Jersey 08875-6741

Dear Sir/Madam:

1. Subscription for Units.    I/We hereby subscribe for the number of units of Limited Partnership Interest (“Units”) in The Beacon Financial Futures Fund, L.P. (the “Fund”) set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the prospectus of the Fund dated August 2, 2004 (the “Prospectus”). The minimum subscription is $5,000 ($2,000 for an IRA or qualified retirement plan). The undersigned’s check payable to “Beacon Financial Futures Fund, L.P.,” in the full amount of the undersigned’s subscription accompanies the Subscription Agreement and Power of Attorney Signature Page or payment has been transmitted by bank wire transfer to Mellon Bank, Pittsburgh, Pennsylvania, ABA Routing No. 043000261, for credit to The Beacon Financial Futures Fund, L.P.; Account No.             . Subscriptions must be received at least 7 business days prior to month end as described in the Prospectus. If this subscription is accepted, subscriber(s) will earn additional Units in lieu of interest earned on the undersigned’s subscription while held in escrow. The General Partner, in its sole and absolute discretion, may accept or reject this subscription in whole or in part. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. All Units are offered subject to prior sale.

2. Subscription and Execution.    If this subscription is accepted, I/we agree to contribute my/our subscription to the Partnership and to be bound by the terms of the Partnership’s Limited Partnership Agreement, attached as Exhibit B to the Prospectus. I/we agree to reimburse the Partnership and Beacon Management Corporation (USA) (the “General Partner”) for any expense or loss incurred as a result of the cancellation of my/our Units due to my/our failure to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, I/we shall be deemed to have executed the Limited Partnership Agreement.

3. Representations and Warranties of Subscriber.    I/We have received the Prospectus at least five (5) business days prior to the date of execution hereof. By submitting this Subscription Agreement and Power of Attorney I/we am/are making the representations and warranties set forth in “Exhibit C—Subscription Representations and Warranties” contained in the prospectus, including, without limitation, those representations and warranties relating to my/our net worth and annual income set forth therein.

4. Power of Attorney.    In connection with my/our acceptance of an interest in the Partnership, I/we do hereby irrevocably constitute and appoint the General Partner, its successors and assigns, as my/our true and lawful Attorney-in-Fact, with full power of substitution, in my/our name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, a copy of which is attached as Exhibit B to the Prospectus, including, without limitation, the execution of such Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my/our subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me/us of an assignment of the whole or any portion of my/our interest in the Partnership.

5. Governing Law.    This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

D1

READ AND COMPLETE REVERSE SIDE

Exhibit D

Signature Page

The Beacon Financial Futures Fund, L.P.: INVESTOR INFORMATION

Subscription Agreement and Power of Attorney

IMPORTANT: READ REVERSE SIDE BEFOR SIGNING

CHECK ONE	☐ INITIAL INVESTMENT	☐ ADDITIONAL INVESTMENT
1)	Subscription Amount: $
(minimum $5,000; $1,000 for additional investments, $2,000 for investments by IRAs and other, tax-exempt accounts)

ALL DOCUMENTS MUST BE ACCOMPANIED BY A STATE ISSUED PICTURE ID OR DRIVERS LICENSE

2)	Investor Tax Type (check one)

☐	Individual Ownership	☐	Revocable Trust/Grantor*
☐	Tenants in Common	☐	UGMA/UTM (Minor)
☐	Joint Tenants w/ Rights of Survivorship (JTWROS)	☐	Profit Sharing/Pension Plan*
☐	Community Property	☐	Defined Benefit Plan*
☐	Corporation*	☐	SEP ☐ IRA ☐ IRA ROLLOVER
☐	Partnership*	☐	Other (please specify)
☐	Limited Liability Company*

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION)

3) Social Security #	or	Taxpayer ID #
Custodian Tax ID		Investors Security Account #:
☐ if payment is made by debit to investor’s securities account, check box.
4)	Investor’s Name(s):

5) Investor Address — PO BOX NOT ACCEPTABLE	6)	Custodian Name and Address (Stamp Acceptable)

Home Phone :	Phone:
Daytime Contact #:	Fax:

7) Investor(s) Must Sign

X	X	X	X
Investor	DATE	Joint Investor	DATE
X	X	X	X
Custodial Representative	DATE	Other Fiduciary	DATE

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

Check Box if you are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:    ☐

8) FINANCIAL ADVISOR (IF APPLICABLE) MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated August 2, 2004 accompanying this Subscription Agreement. I have also informed the investor of the unlikelihood of a secondary public trading market developing in the Units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.

X	X	X	X
Financial Advisor Signature	DATE	Office Manager Signature	DATE

SELLING FIRM	F.A. NAME

F.A. PHONE	F.A. FAX

F.A. EMAIL ADDRESS

F.A. ADDRESS: STREET (P.O. Box not acceptable) (for confirmations)	CITY	STATE	ZIP CODE

THE BEACON FINANCIAL FUTURES FUND, L.P.—PART II

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee	$12,670
NASD filing fee	10,500
Printing and engraving	40,000
Legal fees and expenses	150,000
State “Blue Sky” filing fees	30,000
Accounting fees and expenses	50,000
Offering consultation fees	100,000
Miscellaneous	10,000

Total	$403,170

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 14(b) of the partnership’s limited partnership agreement (a form of which is annexed to the prospectus as Exhibit B) provides for indemnification by the partnership of the general partner and its affiliates (as that term is defined in the limited partnership agreement) for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership by the general partner that the general partner determined in good faith to be in the best interests of the partnership and that was not the result of misconduct or negligence.

Section 7 of the selling group manager agreement with Uhlmann Price Securities, LLC. provides for indemnification of the partnership, the general partner and its affiliates by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred as a result of a breach by Uhlmann Price Securities of any of its representations or agreements in the selling group manager agreement, or as a result of misleading statements or material omissions in information provided by Uhlmann Price Securities for use in the registration statement or prospectus. That section also provides for the indemnification by the partnership of Uhlmann Price Securities and any selling agent appointed by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred by Uhlmann Price Securities or the selling agent as a result of a breach by the partnership of any of its representations or agreements in the selling group manager agreement, or as a result of any other misleading statements or material omissions in the prospectus.

The customer agreements with Man Financial Inc and UBS Financial Services provide for indemnification of Man Financial and UBS Financial Services and their respective affiliates for liabilities, losses, damages, costs, or expenses for activities undertaken by Man Financial or UBS Financial Services for the partnership’s account or arising as a result of the partnership’s breach of its representations, warranties or obligations under the respective customer agreements.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.01	Form of Selling Group Manager Agreement among the Registrant, Beacon Management Corporation (USA) and Uhlmann Price Securities, LLC.

1.02	Form of Amended Selected Selling Agent Agreement between Uhlmann Price Securities, LLC and selling agents.

1.03	Form of Limited Partnership Agreement of the Registrant (included as Exhibit B to the prospectus).

1.4a	Opinion of Henderson & Lyman to the Registrant regarding the legality of units (including consent).

1.4b	Opinion of Henderson & Lyman to the Registrant regarding certain federal income tax matters (including consent).

1.13	Customer Agreement between the Registrant and Man Financial Inc.

1.14	Customer Agreement between the Registrant and UBS Financial Services

1.16	Form of Subscription Requirements to be executed by each purchaser of units (included as Exhibit C to the prospectus).

1.17	Form of Subscription Agreement and Power of Attorney to be executed by each purchaser of units (included as Exhibit D to the prospectus).

23.01	Consent of Independent Registered Public Accounting Firm for the Registrant and Beacon Management Corporation (USA)

(b) Financial Statements

Included in the Prospectus:

The Beacon Financial Futures Fund, L.P.

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Notes to the Statements of Financial Condition

Beacon Management Corporation (USA)

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Notes to the Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) To file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout any continuous offering and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as part of the Registration Statement in reliance upon Rule 430A and contained in a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton and State of New Jersey, on the 2nd day of August, 2004.

THE BEACON FINANCIAL FUTURES FUND, L.P.

By:	BEACON MANAGEMENT CORPORATION (USA)
General Partner

By:	/s/ MARK S. STRATTON
Mark S. Stratton/President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

DATE	SIGNATURE	TITLE

August 2, 2004	/s/ MARK S. STRATTON	President of General Partner

August 2, 2004	/s/ KAREN L. ZARAMBA	Chief Financial Officer of General Partner

II-4